Filed Pursuant to Rule 424(b)(5)
Registration No. 333-161220

PROSPECTUS SUPPLEMENT (to Prospectus dated September 30, 2009)

AUTHENTIDATE HOLDING CORP.

5,875,004 Shares of Common Stock

2,937,502 Shares of Common Stock Issuable Upon Exercise of Warrants

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to 5,875,004 shares of our common stock, par value $0.001 per share, and warrants to purchase up to 2,937,502 shares of our common stock. The securities will be sold in multiples of a fixed combination consisting of one share of common stock and one warrant to purchase 0.5 shares of common stock. The warrants will be exercisable for a period of four years commencing on the six month anniversary date of the date on which they are issued and have an initial exercise price of $1.00 per share. Each fixed combination will be sold at a price of $0.70 per fixed combination.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ADAT.” On October 6, 2011, the last reported sale price of our common stock was $0.82 per share. The warrants sold under this prospectus supplement will not be listed on any national securities exchange. As of October 6, 2011, there were 44,056,384 shares of our common stock outstanding and held by non-affiliates. Based on a per-share closing price of $1.00 on September 16, 2011 the aggregate market value of our common stock held by non-affiliates was $44,056,384. We have not sold any securities pursuant to Instruction I.B.6 of Form S-3 during the prior twelve month period that ends on, and includes, the date of this prospectus supplement other than those included in this prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement and on page 9 of the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully before you make an investment decision. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

C.K. Cooper & Company and Rodman & Renshaw, LLC will act as the co-placement agents on this transaction. We have agreed to pay the placement agents the fees set forth in the table below.

	Per Fixed Combination of One Share of Common Stock and One Warrant (1)	Total
Public offering price per share of common stock and warrants	$0.70	$4,112,503
Placement agents’ fees	$0.045	$262,501
Total proceeds to us before other expenses	$0.655	$3,850,002

(1)	Table excludes shares of common stock issuable on exercise of the warrants offered hereby.

Delivery of the shares and warrants will take place on or about October 13, 2011, against payment for such securities to be received by us on the same date.

Rodman & Renshaw, LLC

The date of this prospectus supplement is October 7, 2011.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the terms of this offering of common stock and common stock purchase warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about us and the securities we may offer from time to time under our shelf registration statement. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell certain of our securities up to an aggregate amount of $40,000,000 in one or more offerings. Each time we sell securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. You should read this prospectus supplement, along with the accompanying prospectus and the documents incorporated by reference, carefully before you invest. Both documents contain important information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy the securities offered hereby nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and warrants to purchase common stock and the distribution of this prospectus outside the United States. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of our securities. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and any accompanying prospectus is delivered or securities are sold on a later date.

Unless the context otherwise requires, Authentidate Holding Corp., its wholly-owned subsidiary, Authentidate, Inc. and its joint venture, Express MD Solutions, LLC, are referred to throughout this prospectus as “Authentidate,” “we,” “us” or “company”.

This prospectus supplement, the accompanying prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus are the property of their respective owners.

The industry and market data contained or incorporated by reference in this prospectus supplement are based either on our management’s own estimates or on independent industry publications, reports by market

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research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We are including the following cautionary statement in this prospectus to make applicable and take advantage of the safe harbor provisions established by the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by us or on our behalf. We and our representatives may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus supplement, the accompanying prospectus and other filings with the SEC, reports to our stockholders and news releases. Forward looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “may,” “should,”, “could,” “potential,” “predict,” “will,” “would,” as well as variations of such words and similar expressions are intended to identify such forward-looking statements. Certain statements contained herein are forward-looking statements and accordingly involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in good faith forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. Accordingly, these statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Thus, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. Any forward-looking statement contained in this document speaks only as of the date on which the statement is made. We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events.

In addition to other factors and matters discussed elsewhere herein, the following are important factors that in our view, could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the market acceptance of our software, products and services;

•	our business, product, capital expenditure and research and development plans and product and technology roadmaps;

•	the ability to compete against products intended for similar use by recognized and well-capitalized companies;

•	our ability to raise capital when needed, and without adverse and highly dilutive consequences to stockholders;

•	our ability to protect intellectual property;

•	our ability to retain management and obtain additional employees as required; and

•	our ability to adapt to economic, political and regulatory conditions affecting our target markets.

The foregoing does not represent an exhaustive list of risks. Please see “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our periodic reports filed with the SEC pursuant the Exchange Act for additional risks which could adversely impact our business and financial performance. Moreover, new risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements.

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SUMMARY

The following summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. The following summary does not contain all of the information that you should consider before investing in our securities. To understand this offering fully, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section titled “Risk Factors” and the financial statements and the documents incorporated by reference.

Our Company

Authentidate Holding Corp. is a provider of secure web-based software applications and telehealth products and services that enable healthcare organizations to coordinate care for patients and enhance related administrative and clinical workflows. Authentidate and its subsidiaries provide products and services that address a variety of business needs for our customers, including enabling healthcare organizations to increase revenues, improve productivity, enhance patient care and reduce costs by eliminating paper and manual work steps from clinical, administrative and other processes and enhancing compliance with regulatory requirements. Our web-based services are delivered as Software as a Service (SaaS) to our customers interfacing seamlessly with billing and document management systems. These solutions incorporate multiple features and security technologies such as rules based electronic forms, intelligent routing, transaction management, electronic signatures, identity credentialing, content authentication, automated audit trails and remote patient monitoring capabilities. Both web and fax-based communications are integrated into automated, secure and trusted workflow solutions.

Our ExpressMD™ Solutions joint venture with EncounterCare Solutions, Inc., a provider of technology and services to the home healthcare marketplace, provides in-home patient vital signs monitoring systems and services to improve care for patients with chronic illnesses and reduce the cost of care by delivering results to their healthcare providers via the Internet. ExpressMD Solutions, combines EncounterCare’s Electronic House Call™ patient vital signs monitoring appliances with a web-based management and monitoring software module based on Authentidate’s Inscrybe® Healthcare platform. The joint venture also offers the ExpressMD Interactive Voice Response (IVR) patient vital signs monitoring solution that provides an alternative for patients who require a flexible, mobile solution for care plan reminders and vital signs monitoring. Using any touch-tone phone, patients can answer their session questions and enter their vital signs test results verbally or by entering their answers on their phone keypad. Both solutions enable unattended measurements of patients’ vital signs and related health information and are designed to aid wellness and preventative care and deliver better care to specific patient segments who require regular monitoring of medical conditions. Healthcare providers can easily view each specific patient’s vital statistics and make adjustments to the patient’s care plans securely via the Internet. ExpressMD Solutions’ easy to use patient monitoring solutions are intended to provide patients with increased peace of mind and improved condition outcomes through a combination of care plan schedule reminders and comprehensive disease management education. The service provides intelligent routing to alert on-duty caregivers whenever a patient’s vital signs are outside of the practitioner’s pre-set ranges. Healthcare providers and health insurers are also expected to benefit by having additional tools to improve patient care and reduce overall in-person and emergency room patient visits.

Authentidate currently operates its business in the United States with technology and service offerings that address emerging growth opportunities based on the regulatory and legal requirements specific to each market. The business is engaged in the development and sale of web-based services largely based on our Inscrybe® platform and related capabilities and telehealth services through our ExpressMD Solutions joint venture. In recent years we have focused our efforts on developing and introducing solutions for use in the healthcare information technology industry. We sell our web-based services and software applications through a direct sales effort and reseller arrangements.

For a number of years, we have experienced net losses and negative cash flow from operating activities. Our principal activities during this period have focused on developing new products and services, hiring new or additional management, refining our business strategies and repositioning our businesses for growth. Although we believe we are well positioned for such growth, we expect to continue to generate net losses and negative cash flow for the foreseeable future as we seek to expand our potential markets and generate increased revenues.

During fiscal 2011 and into fiscal 2012, we have continued to take steps to refine our strategic focus, complete our core service offerings, significantly expand our addressable markets, manage operating costs and position the company for long-term growth. We are focused on refining and marketing Inscrybe® Healthcare, an automated and trusted health information exchange and workflow management service targeting the needs of enterprises in the healthcare market, and our ExpressMD telehealth products and services. We believe our business will benefit as the federal government healthcare reforms approved in March 2010 are implemented and as trends in the U.S. healthcare industry to significantly reduce costs, shorten the length of hospital stays, reduce hospital readmissions, shift patient care towards wellness and preventative care programs and automate healthcare records and processes take hold. Although we have taken steps to focus our business in these areas, our progress will be impacted by the timing of customer contracts and implementations and the market acceptance of our products and services.

During fiscal 2011 and the early part of fiscal 2012, we have also advanced the development of our ExpressMD telehealth service offering and continued to refine the capabilities of our patient vital signs monitoring appliance. Since receiving 510(k) clearance from the FDA for the monitoring appliance in April 2009, we have been implementing our manufacturing and sales plans for ExpressMD and have started to deploy units and services with customers. During fiscal 2011 the company also introduced the ExpressMD Interactive Voice Response (IVR) patient vital signs monitoring solution that provides an alternative for patients who require a flexible, mobile solution for care plan reminders and vital signs monitoring. On April 11, 2011, Authentidate announced that it had received a contract from the U.S. Department of Veterans Affairs (the “VA”) pursuant to which the company was selected as a supplier to the VA for its Telehealth Program for home telehealth solutions. The award is for a national contract and under this agreement the company will market its telehealth solutions to VA facilities throughout the country. The agreement consists of a one year base period that commenced May 15, 2011 and four option years, which are at the VA’s sole discretion. During the contract period, the company will be committed to provide, subject to purchase orders from VA facilities, telehealth devices and certain associated software solutions. There is no minimum purchase requirement under the contract and there can be no assurance that the VA will exercise any of the option periods under the agreement nor can the company provide any assurances as to the actual amount of products and solutions, if any, that may ultimately be purchased by VA facilities under the agreement.

We had offered our proprietary content authentication technology in the form of the USPS Electronic Postmark® (USPS EPM®). However, the company’s contract with the United States Postal Service® (USPS®) for the use of the USPS EPM® brand was allowed to expire as of December 31, 2010, in accordance with its terms. The USPS and the company continue to work towards effecting a smooth transition from the USPS EPM brand. The company will continue to provide customers with uninterrupted content authentication and time and date stamping services under the Authentidate brand as it transitions from the USPS brand. In March, 2011, the company began to market its content authentication services as AuthentiProof™.

On April 1, 2011, we completed the sale of all of the shares of capital stock of our wholly-owned subsidiary, Authentidate International AG to Exceet Group, AG, a Swiss corporation. Under the terms of the share purchase agreement, dated as of March 9, 2011, we sold and transferred all of the capital stock of Authentidate International to the purchaser for a purchase price of $1,433,000. In addition, the purchaser also agreed to acquire certain of our claims regarding our interest in Authentidate International in consideration of the payment of €70,000 ($97,300) and to assume the net liabilities of Authentidate International. Following our sale of Authentidate International, we no longer operate in Germany. As described in greater detail in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, the results of operations, cash flows and related assets and liabilities of our German subsidiary have been presented as discontinued operations and assets and liabilities of discontinued operations in the consolidated financial statements.

We intend to continue our efforts to develop and market our software applications and web-based services in the United States. We also intend to focus on identifying additional applications and markets where our technology can address customer needs.

Our current revenues consist principally of transaction fees for web-based hosted software services. From our telehealth business we generate revenues from hardware sales, monthly monitoring services and maintenance fees. Growth in our business is affected by a number of factors, including general economic and business conditions, and is characterized by long sales cycles. The timing of customer contracts, implementations and ramp-up to full utilization can have a significant impact on our results and we believe our results over a longer period of time provide better visibility into our performance.

Our Products and Services

We provide web-based software applications and telehealth solutions and services that (i) accelerate patient placement at care facilities or care providers; (ii) speed care order (referral) completion and approval and (iii) connect patients to their care providers through remote monitoring and communications. Our solutions incorporate workflow automation, electronic signature, and transaction management capabilities based on our Inscrybe® platform and remote patient monitoring solutions using our Electronic House Call™ and ExpressMD™ IVR products and services. Our services are designed for ease of use and flexibility, and can be easily customized to meet the needs of specific industries or companies. Our products and services are scalable, facilitating the migration from existing paper processes and patient care practices. The ability of Inscrybe® to permit customers to choose the modules they want to implement, as well as the platform’s ability to support mixed-modal forms of communication contribute to the platform’s functionality and versatility.

Inscrybe® Healthcare—Inscrybe® Healthcare, one of our main strategic initiatives, is a secure web-based health information exchange and workflow automation solution that enables healthcare industry participants to securely exchange and track a variety of documents, certificates, authorizations, and other information over different modes of communication, including electronic and fax delivery. Inscrybe Healthcare incorporates electronic signatures, rules based electronic forms, content authentication using AuthentiProof, workflow intelligence for routing and transaction management, and identity credentialing and verification. Inscrybe Healthcare allows users to simplify complex clinical and administrative processes required for patient care, and facilitates order processing, online review and electronic signature of healthcare documentation, while validating the identity of the parties involved. Further, it is designed to comply with Health Insurance Portability and Accountability Act (HIPAA) guidelines. We designed the system in a modular fashion so it is easily configurable to meet customer needs and allows for the migration from current paper-based processes to an efficient paperless automated work environment. It is used to track and manage all kinds of structured and unstructured data and can be interfaced with existing in-house and external systems, including Health Information Exchange infrastructures. Inscrybe Healthcare includes the following workflow automation modules:

•

eReferral—automates the physician referral order entry and tracking process between physician offices and homecare providers. Physicians or their staff can initiate referrals and complete all associated documentation requirements within the eReferral module. Homecare providers can receive and process the referral orders online, work with the referral source to interpret and prioritize orders, and complete any supporting documentation.

•

eCMN—provides an automated process for the exchange and management of certificates of medical necessity, written orders, and other supporting documentation required by healthcare payors for reimbursement of medical equipment and service claims from home medical equipment suppliers. In addition, a unified information management and reporting interface can maximize productivity and streamline compliance.

•

ePOC—enables online processing of plan of care forms and other required documentation between home health agencies, skilled care providers, physicians, and payors to facilitate timely patient care and reimbursement. By accelerating the process online and eliminating paper, the ePOC module reduces physician and nurse paper handling time, thereby saving time and minimizing system costs for home health agencies and physicians.

•

ePA—automates the processing and management of prior authorizations, prior approvals and treatment authorization requests required by state Medicaid programs and certain healthcare plans allowing care providers to submit the required supporting documents electronically through a secure, HIPAA-compliant web interface. The approved requests and supporting documents are instantly available for online review, which can expedite the claims process.

•

eCA—provides an electronic submission and tracking process for documents that support medical reimbursement and claims. With eCA, healthcare providers can submit attachments of their claims to healthcare payors, including equipment catalogs, price lists, and other items, either electronically or in paper form (via fax) which are automatically linked to the appropriate filed claim.

•

Inscrybe Hospital Discharge—enables hospital case managers, social workers, and discharge planners to optimize the patient discharge process. The Discharge module uses defined workflows for patient discharge referrals, eligibility verification and acceptance, and automatic notifications to suitable care facilities or home care providers. It integrates with a hospital’s information or patient record system, resulting in a more cost-effective discharge planning process and enhanced compliance and audit capabilities.

•

Physician Services—provides automated processes to enable physicians to (i) refer patients to other physicians, care facilities or home care providers (ii) send and receive sensitive information to and from patients using secure e-mail, and (iii) track billable signatures and time spent managing patient care plans to support reimbursement submissions.

ExpressMD™—the in-home ExpressMD™ solution integrates Electronic House Call™, an advanced in-home patient vital signs monitoring system, with a software interface based on the Inscrybe® Healthcare platform. ExpressMD works with simple devices, such as blood pressure monitors, weight scales, thermometers, glucometers, sleep apnea devices and wound care cameras, for unassisted patient vital signs measurement and monitoring. The system allows for manual entry or automatically takes vital signs from peripherals (both wired and wireless devices) and communicates with the practitioner over the Internet for analysis and intervention. Patients can access the information on the monitoring software interface to review their own vital statistics history, as well as to obtain reminders of their scheduled medications, practitioner instructions, and therapy regimen. The system also includes onscreen patient treatment, disease management education, and intelligent routing to alert on-duty caregivers if any vital statistics fall outside of the range of parameters pre-set by the practitioner. The ExpressMD Interactive Voice Response (IVR) patient vital signs monitoring solution offers patients an alternative to using a dedicated vital signs in-home monitoring device. Using any touch-tone phone, patients can answer their session questions and enter their vital signs test results verbally or by entering their answers on their phone keypad. The IVR solution uses the same peripheral devices as the in-home solution and answers to session questions and measurements are viewable by caregivers on the same ExpressMD web-application. The ExpressMD IVR solution is designed for patients who require a flexible, mobile solution for care plan reminders and vital signs monitoring. Additionally, physicians and their staff can order supplies and services for patients using the Inscrybe Healthcare feature provided by the system.

Inscrybe® Office—a web-based service, for business or personal use, to securely and conveniently sign, seal and confirm receipt of important documents over the web. The service supports multiple electronic signatures on the same document, provides optional features such as acknowledgment of receipt, verification of recipient identity, content authentication using the AuthentiProof and audit trails. Inscrybe Office can be used for legally binding or compliance-dependent transactions such as business or personal contracts, agreements, closing documents, transcripts, offer letters, prescriptions, authorizations and other important documents.

AuthentiProof™—a content integrity and time-and-date stamp application, enables a user to have a digital record of a transaction created and stored by a trusted third party that can be used to verify the content, date, time and parties related to the transaction in the future. AuthentiProof can be used to verify the authenticity of a document or file sent electronically as of a specific point in time and allows users to detect whether or not documents or files with an AuthentiProof seal have been altered or modified. AuthentiProof incorporates our proprietary content authentication technology.

Risks Associated with Our Business

Investing in our securities involves a high degree of risk. These risks are discussed more fully in the “Risk Factors” section of this prospectus supplement immediately following this Summary as well as the accompanying prospectus. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus together with all of the other information contained in this prospectus supplement or appearing or incorporated by reference in this prospectus supplement.

General

Authentidate Holding Corp. was organized in August 1985 as Bitwise Designs, Inc. and reincorporated under the laws of the state of Delaware in May 1992. Our principal executive office is located at the Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, New Jersey 07922, and our telephone number is (908) 787-1700. Our website is www.authentidate.com; however, the information in, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Securities offered by us pursuant to this prospectus supplement	5,875,004 shares of common stock and warrants to purchase up to 2,937,502 shares of common stock. We will sell our shares of common stock and the warrants in this offering at a price of $0.70 per share and warrants. The shares of common stock and the warrants will be issued separately, but can only be purchased together in this offering.

Description of Warrants	Each purchaser will receive a warrant to purchase 0.5 shares of common stock for each share of common stock it purchases in this offering. The warrants are exercisable at an initial exercise price of $1.00 per share of common stock, subject to adjustment. The warrants are exercisable for a period of four years commencing on the six-month anniversary of the closing date of the offering.

Common stock outstanding after this offering	52,221,682 Shares(1)

Net proceeds	The net proceeds to us, after commissions and estimated expenses, from the sale of the securities in this offering will be approximately $3,638,000.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and for general corporate purposes. See “Use of Proceeds”.

NASDAQ Capital Market Symbol	“ADAT.”

No market for the warrants	There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange.

Risk Factors	See “Risk factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

(1)

The number of shares of common stock to be outstanding after the offering is based on 46,346,678 shares of common stock outstanding as of September 20, 2011. The number of shares of common stock to be outstanding after this offering does not take into account as of September 20, 2011:

•	the shares of common stock issuable upon the exercise of the warrants to be sold in this offering to investors;

•

4,248,690 shares of common stock issuable to employees upon the exercise of outstanding stock options under our 2000 Employee Stock Option Plan, as amended, 2010 Employee Stock Option Plan, and 2011 Omnibus Equity Incentive Plan, with a weighted-average exercise price of $2.17 per share;

•

565,000 shares of common stock issuable upon the exercise of outstanding stock options issued to non-executive directors under our 2001Non-Executive Director Stock Option Plan, as amended, and the 2011 Omnibus Equity Incentive Plan, with a weighted-average exercise price of $2.02 per share;

•	6,820,000 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $0.74 per share;

•	6,330,000 shares reserved for future issuance under our 2011 Omnibus Equity Incentive Plan;

•	a total of 500,000 shares of common stock issuable upon the conversion of our outstanding shares of Series B Convertible Preferred Stock; and

•

a maximum of 6,125,000 shares of common stock issuable upon the conversion of our outstanding shares of Series C 15% Convertible Redeemable Preferred Stock (including a maximum of 1,125,000 shares which may be issued in lieu of dividends accrued on the Series C Preferred Stock).

SUMMARY CONSOLIDATED FINANCIAL DATA

The summary financial information and data for the years ended June 30, 2010, 2009 and 2008 were derived from our audited financial statements for such periods. The summary consolidated financial information as of and for the nine months ended March 31, 2011 and 2010 has been derived from our unaudited condensed consolidated financial statements. Operating results for the nine months ended March 31, 2011 are not necessarily indicative of the results that may be expected for the entire fiscal year ended June 30, 2011. The information is only a summary and is qualified in its entirety by reference to, and should be read in conjunction with our historical financial statements and related notes included in our annual report on Form 10-K for the year ended June 30, 2010 and our subsequently filed quarterly reports on Form 10-Q and the sections of such reports titled, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. The unaudited condensed consolidated financial statements include, in the opinion of management, all adjustments necessary for the fair presentation of the financial information in those statements. The historical data included below and elsewhere in this prospectus supplement are not necessarily indicative of our future performance. All amounts in the tables below are in thousands of U.S. dollars, except for per share amounts.

	Nine Months Ended March 31,		Year Ended June 30,
	(unaudited)
	2011	2010	2010	2009	2008

Statement of Operations Data:
Continuing operations

Revenues	$ 2,087	$ 1,760	$ 2,419	$ 2,790	$ 2,298

Operating expenses	7,298	8,560	11,296	12,153	18,125

Loss	(4,846)	(7,064)	(9,047)	(8,813)	(14,423)

Net loss (1)	(10,493)	(7,200)	(9,005)	(9,367)	(15,811)

Basic and diluted net loss per common share	(0.25)	(0.20)	(0.25)	(0.27)	(0.46)

Other Financial Data:

Continuing operations:

Net cash used by operating activities	$ (5,512)	$ (6,650)	$ (8,109)	$ (8,144)	$ (14,745)

Net cash provided (used) by investing activities (2)	2,272	(101)	(156)	(689)	(1,425)

Net cash provided (used) by financing activities	4,398	3,505	3,509	(52)	(53)

Net increase (decrease) in cash, cash equivalents and marketable securities (3) (4)	1,158	(3,246)	(4,756)	(8,885)	(16,723)

Net cash provided (used) by discontinued operations	(37)	(242)	(296)	131	(90)

		March 31, (unaudited) 2011	June 30,
			2010	2009	2008

Balance Sheet Data:
Current assets		$ 9,663	$ 8,080	$ 8,977	$ 13,338

Current liabilities		4,787	5,526	2,590	3,220

Working capital		4,876	2,554	6,387	10,118

Marketable securities (5)		-	-	-	3,950

Total assets		13,944	20,544	22,270	31,551

Total long term liabilities		140	140	140	140

Redeemable preferred stock		2,856	-	-	-

Shareholders’ equity		6,161	14,878	19,540	28,191

(1) The net loss for the nine months ended March 31, 2011, includes a loss from discontinued operations of $5,647,000, including a non-cash loss on disposal of $5,283,000 compared a loss of $136,000 for the same period in fiscal 2010.

(2) Excludes purchases and sales of marketable securities.

(3) Net decrease in cash, cash equivalents and marketable securities for the year ended June 30, 2008 includes $500,000 in net unrealized holding loss attributable to our holdings of marketable securities.

(4) Net increase in cash, cash equivalents and marketable securities for the nine months ended March 31, 2011 includes $2,350,000 in net proceeds from the sale of our land and building in Schenectady in July 2010 and approximately $4,460,000 in net proceeds from our private placement in October 2010. Net decrease in cash, cash equivalents and marketable securities for the nine months ended March 31, 2010 includes approximately $3,536,000 in net proceeds from our registered direct offering in December 2009.

(5) Certain marketable securities were reclassed to long-term assets in fiscal year 2008. See Note 1 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 30, 2009.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and other information in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference before deciding to invest in our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects. If any of the following risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects. In that case, the trading price of our securities could decline and you may lose part or all of your investment.

Risks Related to Our Business

Failure to increase our revenue and keep our expenses consistent with revenues could prevent us from achieving and maintaining profitability.

We incurred net losses of approximately $9,005,000, $9,367,000, and $15,811,000 for the fiscal years ended June 30, 2010, 2009 and 2008, respectively. We also had a net loss of approximately $10,493,000 for the nine months ended March 31, 2011, including a loss of approximately $5,647,000 related to discontinued operations for our German subsidiary, and an accumulated deficit of approximately $166,203,000 at March 31, 2011. We have expended, and will continue to be required to expend, substantial funds to pursue product development projects, enhance our marketing and sales efforts and to otherwise operate our business. Therefore, we will need to generate higher revenues to achieve and maintain profitability and cannot assure you that we will be profitable in any future period. Our prospects should be considered in light of the difficulties frequently encountered in connection with the establishment of a new business line, which characterizes our business, such as the difficulty in creating a viable market, the significant related development and marketing costs and the overall competitive environment in which we operate. This risk may be more acute in light of our disposition of our other operating segments. Accordingly, there can be no assurance that we will be able to achieve profitable operations in future operating periods. Our business results are likely to remain uncertain as we are unable to reliably predict revenues from our current customers or our ability to derive revenues from our joint venture. Revenue levels achieved from our customers, the mix of products and solutions that we offer, our ability to introduce new products as planned and our ability to reduce and manage our operating expenses will affect our financial results. Consequently, we may not be profitable in any future period.

Our capital requirements have been significant and we expect to require additional capital to finance our operations.

Our capital requirements have been and will continue to be significant. We have been substantially dependent upon private placements and registered offerings of our securities and on short-term and long-term loans from lending institutions to fund such requirements. We are expending significant amounts of capital to develop, promote and market our software, services and products. Due to these expenditures, we have incurred significant losses to date. We used approximately $8,109,000, $8,144,000, and $14,745,000 in cash for continuing operating activities for the fiscal years ended June 30, 2010, 2009 and 2008, respectively, and $5,512,000 for the nine months ended March 31, 2011. Our available cash, cash equivalents and marketable securities as of March 31, 2011 totaled approximately $2,513,000 and we received estimated net proceeds of approximately $1,300,000 in

April 2011 from the sale of our subsidiary. We expect our existing resources, including the net proceeds generated from the offering contemplated by this prospectus supplement, revenues generated from operations and proceeds received from the exercise of outstanding warrants (of which there can be no assurance) to satisfy our working capital requirements for at least the next twelve months; however, these resources may not be sufficient if we are required to redeem our outstanding shares of Series B and Series C preferred stock within the next 12 months and we may attempt to renegotiate the terms of such securities. No assurances can be given, however, that we will be able to attain sales levels and support our costs through revenues derived from operations, generate sufficient cash flow to satisfy our other obligations or successfully modify the terms of our preferred securities. If our available cash resources and projected revenue levels are not sufficient to sustain our operations, or otherwise meet our cash needs, we will need to raise additional capital to fund operations and to meet our obligations in the future. To meet our financing requirements, we may raise funds through public or private equity offerings, debt financings or strategic alliances. Raising additional funds by issuing equity or convertible debt securities may cause our stockholders to experience substantial dilution in their ownership interests and new investors may have rights superior to the rights of our other stockholders. Raising additional funds through debt financing, if available, may involve covenants that restrict our business activities and options. There can be no assurance, however, that we will be successful in raising additional capital or securing financing when needed or on terms satisfactory to us. If we are unable to raise additional capital when required, or on acceptable terms, we will need to reduce costs and operations substantially, which could have a material adverse effect on our business, financial condition and results of operations. Our future capital requirements will depend on, and could increase substantially as a result of many factors, including:

•	our need to utilize a significant amount of cash to support research and development activities and to make incremental investments in our organization;
•	our ability to achieve targeted gross profit margins and cost reduction objectives;
•	our ability to reach break-even or profitability;
•	the extent to which we consolidate our facilities and relocate employees and assets;
•	the success of our sales and marketing efforts;
•	the extent and terms of any development, marketing or other arrangements, including our joint venture; and
•	changes in economic, regulatory or competitive conditions, including the current financial crisis.

Our revenues may be affected by changes in technology spending levels.

In the past, unfavorable or uncertain macroeconomic conditions and reduced global technology spending rates have adversely affected the markets in which we operate. The current recession could reduce the demand for our products and negatively impact revenues and operating profit. We are unable to predict changes in general macroeconomic conditions and when global spending rates will be affected. Furthermore, even if spending rates increase, we cannot be certain that the market for our products and solutions will be positively impacted. If there are future reductions in either domestic or international spending rates, or if spending rates do not increase, our revenues, operating results and financial condition may be adversely affected.

Ongoing uncertainty in the credit markets and the financial services industry may negatively impact our business, results of operations, financial condition or liquidity.

For the past two years, the credit markets and the financial services industry have been experiencing a period of unprecedented turmoil and upheaval characterized by the bankruptcy, failure, collapse or sale of various financial institutions and an unprecedented level of intervention from the United States federal government. While the ultimate outcome of these events cannot be predicted, they may have a material adverse effect on our liquidity and financial condition if our ability to obtain financing for operations or obtain credit from trade creditors were to be impaired. In addition, the recent economic crisis could also adversely impact our customers’ ability to finance the purchase of our products and solutions, which may negatively impact our business and results of operations.

Healthcare policy changes, including recent laws to reform the U.S. healthcare system, may have a material adverse effect on us.

Healthcare costs have risen significantly over the past decade. There have been, and continue to be, proposals by legislators, regulators, and third-party payors to keep these costs down. Certain proposals, if passed, could impose limitations on the prices we will be able to charge for our products, or the amounts of reimbursement available for our products from governmental agencies or third-party payors. These limitations could have a material adverse effect on our financial position and results of operations.

On March 23, 2010, the Patient Protection and Affordable Care Act was signed into law and on March 30, 2010, the Health Care and Education Reconciliation Act of 2010 was signed into law. Together, the two measures make the most sweeping and fundamental changes to the U.S. healthcare system since the creation of Medicare and Medicaid. The Health Care Reform laws include a large number of health-related provisions to take effect over the next four years, including expanding Medicaid eligibility, requiring most individuals to have health insurance, establishing new regulations on health plans, establishing health insurance exchanges, requiring manufacturers to report payments or other transfers of value made to physicians and teaching hospitals, and modifying certain payment systems to encourage more cost-effective care and a reduction of inefficiencies and waste, including through new tools to address fraud and abuse. Effective in 2013, there will be a 2.3% excise tax on the sale of certain medical devices. Further, as administrative rules implementing healthcare reform under the legislation are not yet finalized, the impact of the healthcare reform legislation on our business is unknown, and there can be no assurances that healthcare reform legislation will not adversely impact either our operational results or the manner in which we operate our business. Healthcare industry participants may respond by reducing their investments or postponing investment decisions, including investments in our solutions and services.

In addition, various healthcare reform proposals have also emerged at the state level. We cannot predict the exact effect newly enacted laws or any future legislation or regulation will have on us. However, the implementation of new legislation and regulation may lower reimbursements for our products, reduce medical procedure volumes and adversely affect our business, possibly materially. In addition, the enacted excise tax may materially and adversely affect our operating expenses and results of operations.

We may need to incur additional costs in our efforts to successfully commercialize the technology supporting our content authentication service.

In July 2007, we entered into a new three-year license agreement with the U.S. Postal Service® (USPS) to act as a non-exclusive authorized service provider of the USPS Electronic Postmark® (EPM). Pursuant to this license agreement, the USPS granted the company a non-exclusive, worldwide license to use its applicable trademarks and other intellectual property rights for the EPM service in order to enable us to offer the EPM service directly to the market. The USPS defined and maintained the technical and operational standards for the EPM service, and served as backup verifier for all EPM transactions. Authentidate was the first provider to be authorized in a new standards-based EPM service model created by the USPS to help ensure performance standards and facilitate the development of a multi-provider environment. We operated the EPM service on behalf of the USPS since March 2003, under a strategic alliance agreement that expired on July 31, 2007. This license agreement was effective as of August 1, 2007 and had been extended through December 2010. However, the license agreement was allowed to expire as of December 31, 2010, in accordance with its terms. The USPS has notified the company that it hopes to develop a revised framework for the next generation of the USPS EPM and may revamp the program in the future. The USPS and the company continue to work towards ensuring a smooth transition from the USPS EPM brand. We will continue to provide customers with uninterrupted content authentication and time and date stamping services utilizing its proprietary intellectual property rights under the Authentidate brand. In March, 2011, the company began to market its content authentication services as AuthentiProof™. In addition, this transition will not impact the performance or capabilities of our other products and solutions, including our suite of Incsrybe® offerings and the telehealth services provided through Express MD™ Solutions. In light of these developments, we may need to incur additional costs in order to commercialize this technology.

We depend on growth in the software as a service market, and lack of growth or contraction in this market could materially adversely affect our sales and financial condition.

Our hosted software and web-based solutions compete with other “software as a service” solutions. Demand for our solutions and software offerings is driven by several factors, including an increased focus on protecting business-critical applications, government and industry regulations requiring data protection and integrity, and the growth in the market for software as a service. Segments of the computer and software industry have in the past experienced significant economic downturns and decreases in demand as a result of changing market factors. A change in the market factors that are driving demand for offerings of software as a service could adversely affect our sales, profitability and financial condition.

We depend on third parties for the manufacture and distribution of our telehealth appliance, which may result in delays and quality-control issues.

We do not own or lease any manufacturing facilities. Accordingly, in order to market our telehealth solution, ExpressMD Solutions purchases finished appliances from an unaffiliated supplier. In addition, we use unaffiliated third parties to provide distribution services for this solution. If the agreements with these third parties are terminated or if they do not perform their obligations under such agreements, it could take several months to establish and qualify alternative manufacturing and distribution partners for our products and we may not be able to fulfill our customers’ orders in a timely manner. At the present time, we believe that if our existing third party relationships terminate, alternative providers are available on commercially reasonable terms. However, there can be no assurance that the future production capacity of our current manufacturer will be sufficient to satisfy our requirements or that alternative providers of manufacturing or distribution services will be available on commercially reasonable terms, or at all. The failure to identify suitable alternative manufacturers or distributors could adversely impact our customer relationships and our financial condition. In addition, due to our use of third-party manufacturers and distributors, we do not have control over the timing of product shipments. Delays in shipment could result in the deferral or cancellation of purchases of our products, which would harm our results of operations in any particular quarter. Net revenue for a period may be lower than predicted if large orders forecasted for that period are delayed or are not realized, which could impact cash flow or result in a decline in our stock price.

Our business may be adversely affected by legal proceedings.

We have been in the past, and may become in the future, involved in legal proceedings, including the purported class action complaints that were filed in federal court alleging our company and certain of our current and former directors and former officers violated the federal securities laws. You should carefully review and consider the various disclosures we make in our reports filed with the SEC regarding legal matters that may affect our business. Civil and criminal litigation is inherently unpredictable and outcomes can result in excessive verdicts, fines, penalties and/or injunctive relief that affect how we operate our business. The expense of defending such litigation may be substantial and the time required to defend the actions could divert management’s attention from the day-to-day operations of our business, which could adversely affect our business, results of operations and cash flows. We cannot predict with certainty the outcome of any legal proceedings in which we become involved and it is difficult to estimate the possible costs to us stemming from any such matters. In addition, an unfavorable outcome in such litigation could have a material adverse effect on our business, results of operations, financial position and cash flows.

Our success is dependent on the performance of our management and the cooperation, performance and retention of our executive officers and key employees.

Our business and operations are substantially dependent on the performance of our senior management team and executive officers. If our management team is unable to perform it may adversely impact our results of operations and financial condition. We do not maintain “key person” life insurance on any of our executive officers. The loss of one or several key employees could seriously harm our business. Any reorganization or reduction in the size of our employee base could harm our ability to attract and retain other valuable employees critical to the success of our business.

If we lose key personnel or fail to integrate replacement personnel successfully, our ability to manage our business could be impaired.

Our future success depends upon the continued service of our key management, technical, sales, finance, and other critical personnel. Other than with respect to employment agreements that we entered into with our Chief Executive Officer and Chief Financial Officer, our key personnel do not have employment agreements and we cannot assure you that we will be able to retain them. Key personnel have left our company in the past and there likely will be additional departures of key personnel from time to time in the future. The loss of any key employee could result in significant disruptions to our operations, including adversely affecting the timeliness of product releases, the successful implementation and completion of company initiatives, the effectiveness of our disclosure controls and procedures and our internal control over financial reporting, and the results of our operations. In addition, hiring, training, and successfully integrating replacement sales and other personnel could be time consuming, may cause additional disruptions to our operations, and may be unsuccessful, which could negatively impact future revenues.

If the carrying value of our long-lived assets is not recoverable, an impairment loss must be recognized which would adversely affect our financial results.

We evaluate our long-lived assets, including property and equipment, goodwill, acquired product rights, and other intangible assets, whenever events or circumstances occur which indicate that these assets might be impaired. As discussed more fully in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, on April 1, 2011 we completed the sale of our German subsidiary and information, including goodwill, related to such subsidiary has been presented as discontinued operations for all periods presented. In connection with the sale of the subsidiary, we recorded an estimated non-cash loss of approximately $5,283,000 related to the goodwill recorded in connection with the acquisition of this subsidiary in 2002. The company initially recorded the estimated loss related to its German subsidiary as a non-cash goodwill impairment charge of $5,400,000 during the quarter ended December 31, 2010 based primarily on lowered expectations for growth in future revenues and cash flows, certain unsolicited market information regarding the business and uncertainty regarding the recovery in the market for comparable assets. As of March 31, 2011, we had approximately $50,000 of goodwill. We will continue to evaluate the recoverability of the carrying amount of our long-lived assets, and we may incur substantial impairment charges, which could adversely affect our financial results.

Developing and implementing new or updated software and services and other product offerings may take longer and cost more than expected.

We rely on a combination of internal development, strategic relationships, licensing and acquisitions to develop our software and services. The cost of developing new software, services and other product offerings, such as Inscrybe Healthcare and related modules and our telehealth offering, is inherently difficult to estimate. Our development and implementation of proposed software, services or other product offerings may take longer than originally expected, require greater investment of cash resources than initially expected, require more testing than originally anticipated and require the acquisition of additional personnel and other resources. Accordingly, we expect to face substantial uncertainties with respect to the performance and market acceptance of new software and services and other product offerings. If we are unable to develop new or updated software, services or other product offerings on a timely basis and implement them without significant disruptions to the existing systems and processes of our customers, we may lose potential revenues and harm our relationships with current or potential customers.

The success of any of our product acquisition and licensing activities is subject to uncertainty and any completed acquisitions or licenses may reduce our earnings, be difficult to integrate, not perform as expected or require us to obtain additional financing.

We regularly evaluate selective acquisitions and look to continue to enhance our product line by acquiring rights to additional products and services. Such acquisitions may be carried out through the purchase of assets, joint ventures and licenses or by acquiring other companies. However, we cannot assure you that we will be able to complete acquisitions or in-licensing arrangements that meet our target criteria on satisfactory terms, if at all. Successfully integrating a product or service acquisition or in-licensing arrangement can be a lengthy and complex process. The diversion of our management’s attention and any delays or difficulties encountered in connection with any of our acquisitions or arrangements could result in the disruption of our ongoing business or inconsistencies in standards, controls, procedures and policies that could negatively affect our ability to maintain relationships with customers, suppliers, employees and others with whom we have business dealings. In addition, other companies, including those with substantially greater resources than ours, may compete with us for the acquisition of product or in-licensing candidates and approved products, resulting in the possibility that we devote resources to potential acquisitions or arrangements that are never completed. If we do engage in any such acquisition or arrangement, we will incur a variety of costs, and we may never realize the anticipated benefits of the acquisition or arrangement in light of those costs. If we fail to realize the expected benefits from acquisitions or arrangements we may consummate in the future, whether as a result of unidentified risks, integration difficulties, regulatory setbacks or other events, our business, results of operations and financial condition could be adversely affected.

In addition, our product acquisition and licensing activities may require us to obtain additional debt or equity financing, resulting in increased debt obligations or dilution of ownership to our existing stockholders, as applicable. Therefore, we may not be able to finance acquisitions on terms satisfactory to us, if at all.

New or updated software, services and product offerings will not become profitable unless they achieve sufficient levels of market acceptance, which may require significant efforts and costs.

There can be no assurance that customers and potential customers will accept from us new or updated software, services and other products. The future results of our business will depend, in significant part, on the success of our software, services or other product offerings. Current and potential customers may choose to use similar products and services offered by our competitors or may not purchase new or updated software, services or products, especially when they are initially offered and if they require changes in equipment or workflow. For software, services and products we are developing or may develop in the future, including through our Express MD joint venture, there can be no assurance that we will attract sufficient customers or that such offerings will generate sufficient revenues to cover their associated development, marketing and maintenance costs. Furthermore, there can be no assurance that any pricing strategy that we implement for any new software and services or other product offerings will be economically viable or acceptable to the target markets. Failure to achieve broad penetration in target markets with respect to new or updated software, services and product offerings could have a material adverse effect on our business prospects. Further, achieving market acceptance for new or updated software, services and product offerings is likely to require substantial marketing efforts and expenditure of significant funds to create awareness and demand by potential customers.

We do not have patents on all the technology we use, which could harm our competitive position.

Presently, we have one issued U.S. patent. We also have been granted a license to one issued U.S. patent and one pending patent application by Authentidate International AG. Some of the technology embodied in some of our current products cannot be patented. We have registered the trademarks “Authentidate”, “Inscrybe,” and “Inscrybe Office” in the U.S., the trademark “Authentidate” in Canada, Mexico and the European Community, “Inscrybe” in the European Community and Canada, “Inscrybe Office,” and a number of other trademarks as Madrid Protocol international registrations. We continue to take steps to protect our intellectual property rights including filing additional trademark and patent applications where appropriate, including for the trademark “AuthentiProof.” We rely on confidentiality agreements with our key employees to the extent we deem it to be necessary. We further intend to file patent applications for any new products we may develop, to the extent that we believe that any technology included in such products is patentable. There can be no assurance that any patents in fact, will be issued or that any such patents that do issue will be effective to protect our products and services from duplication by other manufacturers or developers or to prevent our competitors from offering similar products and services. Further, with respect to our telehealth offerings, our co-venturer in the ExpressMD joint venture has licensed certain intellectual property assets to the joint venture, which is governed by a limited liability company agreement. Accordingly, our right to utilize any such intellectual property is subject to the terms of this agreement. Further, and similar to the intellectual property owned by us, there can be no assurance that the intellectual property licensed to us through the joint venture will be effective to protect our products and services from duplication by other manufacturers or developers or to prevent our competitors from offering similar products and services.

Other companies operating within our business segments may independently develop substantially equivalent proprietary information or otherwise obtain access to our know-how, much of which is maintained as trade secrets. In addition, there can be no assurance that we will be able to afford the expense of any litigation which may be necessary to enforce our rights under any patent. Although we believe that the products we sell, including our telehealth offerings, do not and will not infringe upon the patents or violate the proprietary rights of others, it is possible that such infringement or violation has occurred or may occur. We have investigated patents held by third parties of which we are aware and believe that our products and services do not infringe on the claims of these patents. Although we have not received notice of any other claims that our products or services are infringing, we cannot provide any assurances that our products and services do not infringe upon any third party patents, including the patents we have investigated.

In the event that products we sell or services we provide are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products and/or services or obtain a license for the manufacture, use and/or sale of such products and services. There can be no assurance that, in such an event, we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business. Moreover, there can be no assurance that we will have the financial or other resources necessary to defend against a patent infringement or proprietary rights violation action. In addition, if our products, services or proposed products or services are deemed to infringe upon the patents or proprietary rights of others, we could, under certain circumstances, become liable for damages or subject to an injunction, which could also have a material adverse effect on our business.

Because we currently derive a majority of our revenues from a few software and service offerings, any decline in demand for these offerings could severely harm our ability to generate revenues.

We currently derive a majority of our revenues from a limited number of hosted software and web-based service offerings. In addition, our focus on building our business is concentrated on markets for hosted software and web-based services where content integrity, workflow automation, electronic signatures, time and date stamping and web-based services are important to customers. As a result, we are particularly vulnerable to fluctuations in demand for these offerings, whether as a result of competition, product obsolescence, technological change, customer spending, or other factors. If our revenues derived from our hosted software and web-based service offerings were to decline significantly, our business and operating results would be adversely affected. As a result, if our relationships with significant customers were disrupted we could lose a significant percentage of our anticipated revenues which could have material adverse effect on our business.

We depend on a limited number of customers for a substantial portion of our revenues, and the loss of, or a significant reduction in purchases by, one or more of these customers could adversely affect our operating results.

We receive a significant amount of our revenues from a limited number of customers. Most of our customer orders for our telehealth business, including any business we may derive from our agreement with the U.S. Department of Veterans Affairs, are expected to be made on a purchase order basis, which does not generally require any long-term commitments nor any minimum purchase requirements. Therefore, these customers may alter their past purchasing behavior with little or no notice to us for various reasons. If our customers alter their past (or expected) purchasing behavior, or if we encounter any problems collecting amounts due from them, our financial condition and results of operations could be negatively impacted.

Some of our hosted software and web-based service offerings have long and unpredictable sales cycles, which may impact our quarterly operating results.

Transactions for some of our hosted software and web-based service offerings may require customers to undertake customized installations to integrate the solutions into their legacy systems and require them to modify existing business practices. The period from our initial contact with a potential customer until the execution of an agreement is difficult to predict and can be in excess of six months. The sales cycles for these transactions can be long and unpredictable due to a number of uncertainties such as:

•	customers’ budgetary constraints;
•	the need to educate potential customers about our software and service offerings;
•	the timing of customers’ budget cycles;
•	delays caused by customers’ internal review processes;
•	customers’ willingness to invest resources and modify their network infrastructures to take advantage of our offerings; and
•	for sales to government customers, governmental regulatory approval and purchasing requirements.

We are unable to control or influence many of these factors. Further, we have experienced delays in the pace of adoption and use by our customers of our transaction-based offerings, such as Inscrybe Healthcare, which has adversely affected our earnings. We may experience similar delays with our other products and services and products and services currently under development. During the sales cycle and the implementation period, we may expend substantial time, effort and money preparing contract proposals, negotiating contracts and implementing solutions without receiving any related revenue. In addition, many of our expenses are relatively fixed in the short term, including personnel costs and technology and infrastructure costs. Accordingly, our inability to generate sufficient revenues from these offerings has a direct impact on our results of operations.

Our contract award with the U.S. Department of Veterans Affairs, consistent with U.S. government contacts generally, includes special contracting requirements that give the government the ability to unilaterally control our contracts.

In April 2011, we announced that we had received a contract award from the U.S. Department of Veterans Affairs (the “VA”) pursuant to which the company was selected as a supplier to the VA for its Telehealth Program for home telehealth solutions. The award is for a national contract and under this agreement the company will market its telehealth solutions, developed by its Express MD joint venture, to VA facilities throughout the country. The agreement consists of a one year base period that commenced May 15, 2011 and four option years, which are at the VA’s sole discretion. There is no minimum purchase requirement under the contract. There can be no assurance that the VA will exercise any of the option periods under the agreement nor can the company provide any assurances as to the actual amount of products and solutions, if any, that may ultimately be purchased by VA facilities under the agreement.

In addition, U.S. government contracts typically contain unilateral termination provisions for the government and are subject to audit and modification by the government at its sole discretion, which will subject us to additional risks. These risks include the ability of the U.S. government unilaterally to:

•	suspend or prevent us for a set period of time from receiving new contracts or extending existing contracts based on violations or suspected violations of laws or regulations;
•	terminate our contracts, including if funds become unavailable or are not provided to the applicable governmental agency;
•	delay the issuance of the requisite security clearances for our employees (which we are pursuing) necessary for the company to perform under the agreement, or to revoke such clearances;
•	reduce the scope and value of our contracts and/or revise the timing for work to be performed;
•	audit and object to our contract-related costs and fees, including allocated indirect costs;
•	control and potentially prohibit the export of our products;
•	claim rights to products, including intellectual property, developed under the contract; and
•	change certain terms and conditions in our contracts.

The U.S. government will be able to terminate its contract with us either for its convenience or if we default by failing to perform in accordance with the contract schedule and terms. Termination-for-convenience provisions generally enable us to recover only our costs incurred or committed, settlement expenses, and profit on the work completed prior to termination. Termination-for-default provisions do not permit these recoveries and would make us liable for excess costs incurred by the U.S. government in procuring undelivered items from another source.

Due to the current economic downturn, the accompanying fall in tax revenues, and the U.S. government’s efforts to stabilize the economy, the U.S. government may be forced or choose to reduce or delay spending in the healthcare administration field, which could decrease the likelihood of future government contract awards, the likelihood that the government will exercise its right to extend its existing contracts with us and/or the likelihood that the government would procure products from us.

Our business with the VA is subject to audit by the U.S. government and a negative audit could adversely affect our business.

U.S. government agencies routinely audit and investigate government contractors. These agencies review a contractor’s performance under its contracts, cost structure and compliance with applicable laws, regulations and standards. Audits may also review the adequacy of, and a contractor’s compliance with, its internal control systems and policies, including the contractor’s purchasing, property, estimating, compensation and management information systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed, while such costs already reimbursed must be refunded. If an audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including:

•	termination of contracts;
•	forfeiture of profits;
•	suspension of payments;
•	fines; and
•	suspension or prohibition from conducting business with the U.S. government.

In addition, we could suffer serious reputational harm if allegations of impropriety were made against us.

Laws and regulations affecting government contracts make it more costly and difficult for us to successfully conduct our business.

We must comply with numerous laws and regulations relating to the formation, administration and performance of government contracts, which can make it more difficult for us to retain our rights under these contracts. These laws and regulations affect how we conduct business with government agencies. Among the most significant government contracting regulations that affect our business are:

•

the Federal Acquisition Regulation, or FAR, and agency-specific regulations supplemental to the Federal Acquisition Regulation, which comprehensively regulate the procurement, formation, administration and performance of government contracts;

•

the business ethics and public integrity obligations, which govern conflicts of interest and the hiring of former government employees, restrict the granting of gratuities and funding of lobbying activities and incorporate other requirements such as the Anti-Kickback Act, the Procurement Integrity Act, the False Claims Act and Foreign Corrupt Practices Act;

•	export and import control laws and regulations; and
•	laws, regulations and executive orders restricting the use and dissemination of information classified for national security purposes and the exportation of certain products and technical data.

Any changes in applicable laws and regulations could restrict our ability to maintain our existing contracts and obtain new contracts, which could materially adversely affect our revenues and results of operations.

The failure to properly manage our growth could cause our business to lose money.

We are expanding our sales and marketing efforts in order to develop and pursue existing and potential market opportunities. This growth is expected to place a significant demand on management and operational resources. In order to manage growth effectively, we must implement and improve our operational systems and controls on a timely basis. If we fail to implement these systems and controls, our business, financial condition, results of operations and cash flows may be materially and adversely affected.

Our hosted software and web-based services and web site may be subject to intentional disruption.

Although we believe we have sufficient controls in place to prevent intentional disruptions, such as software viruses specifically designed to impede the performance of our software and web-based services, we may be affected by such efforts in the future. Further, despite the implementation of security measures, this infrastructure or other systems that we interface with, including the Internet and related systems, may be vulnerable to physical break-ins, hackers, improper employee or contractor access, programming errors, attacks by third parties or similar disruptive problems, resulting in the potential misappropriation of our proprietary information or interruptions of our services. Any compromise of our security, whether as a result of our own systems or systems that they interface with, could substantially disrupt our operations, harm our reputation and reduce demand for our services.

Performance problems with our systems or system failures could cause us to lose business or incur liabilities.

Our customer satisfaction and our business could be harmed if we experience transmission delays or failures or loss of data in the systems we use to provide services to our customers, including transaction-related services. These systems are complex and, despite testing and quality control, we cannot be certain that problems will not occur or that they will be detected and corrected promptly if they do occur. In providing these services, we rely on internal systems as well as communications and hosting services provided by third parties, such as the Internet. To operate without interruption, both we and the service providers we use must guard against:

•	damage from fire, power loss and other natural disasters;
•	communications failures;
•	software and hardware errors, failures or crashes;
•	security breaches, computer viruses and similar disruptive problems; and
•	other potential interruptions.

We have experienced periodic system interruptions in the past, and we cannot guarantee that they will not occur again. In the event of a catastrophic event at one of our data centers or any third party facility we use, we may experience an extended period of system unavailability, which could negatively impact our business. Further, if such an event caused the loss of stored data, it could have a material adverse impact on our business or cause us to incur material liabilities. Although we maintain insurance for our business, we cannot guarantee that our insurance will be adequate to compensate us for all losses that may occur or that this coverage will continue to be available on acceptable terms or in sufficient amounts.

In addition, some of our web-based services may, at times, be required to accommodate higher than expected volumes of traffic. At those times, we may experience slower response times or system failures. Any sustained or repeated interruptions or disruptions in these systems or slow down in their response times could damage our relationships with customers. Further, the Internet has experienced, and is likely to continue to experience, significant growth in the number of users and the amount of traffic. If the Internet continues to experience increased usage, the Internet infrastructure may be unable to support the demands placed on it which could harm its reliability and performance. Any significant interruptions in our services or increases in response time could result in a loss of potential or existing users of services and, if sustained or repeated, could reduce the attractiveness of our services.

We are subject to product liability risks associated with the production, marketing and sale of products used in the healthcare industry.

The production, marketing and sale of devices used in the health-care industry have inherent risks of liability in the event of product failure or claim of harm caused by product operation. Furthermore, even meritless claims of product liability may be costly to defend against. The commercialization of the telehealth device exposes us to such claims. These types of product liability claims may result in decreased demand for this product, injury to our reputation, related litigation costs; and substantial monetary awards to plaintiffs. We attempt to limit by contract our liability; however, the limitations of liability set forth in the contracts may not be enforceable in certain jurisdictions or may not otherwise protect us from liability for damages. We may also be subject to claims that are not covered by contract, such as a claim directly by a patient. Although we currently maintain product liability insurance, we may not have sufficient insurance coverage, and we may not be able to obtain sufficient coverage at a reasonable cost. Our inability to obtain product liability insurance at an acceptable cost or to otherwise protect against potential product liability claims could inhibit the commercialization of any products that we develop. If we are sued for any injury caused by our products or processes, then our liability could exceed our product liability insurance coverage and our total assets.

We need to comply with ongoing regulatory requirements applicable to our telehealth product and our ability to generate revenue from this product is subject to our ability to obtain acceptable prices or an adequate level of reimbursement from payors of healthcare costs.

Our telehealth product is a medical device that is subject to extensive regulation in the United States. Unless an exemption applies, each medical device that we wish to market in the United States must receive either 510(k) clearance or premarket approval from the U.S. Food and Drug Administration, or the FDA, before the product can be sold. Either process can be lengthy and expensive. The FDA’s 510(k) clearance procedure, also known as “premarket notification,” is the process we have used for our current telehealth product. The regulatory clearance for our telehealth product provides for its use for its intended purposes. In addition, the manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion, distribution and record-keeping for approved products are subject to extensive regulation. If the FDA determines that our promotional materials or activities constitute promotion of an unapproved use or we otherwise fail to comply with other FDA regulations, we may be subject to regulatory enforcement actions, including a warning letter, injunction, seizure, civil fine, suspensions, loss of regulatory clearance, product recalls or product seizures. In the more egregious cases, criminal sanctions, civil penalties, or disgorgement of profits are possible. The subsequent discovery of previously unknown problems may also result in restrictions on the marketing of our products, and could include voluntary or mandatory recall or withdrawal of products from the market. Further, we cannot predict the likelihood, nature or extent of adverse government regulation that may arise from future legislation or administrative action. If we are not able to maintain regulatory compliance, we will not be permitted to market our products and our business would suffer.

In addition, our ability to commercialize our telehealth product successfully will depend in part on the extent to which appropriate coverage and reimbursement levels for the cost of this product are obtained by us or by our direct customers from governmental authorities, private health insurers and other organizations. The ability of customers to obtain appropriate reimbursement for their products and services from private and governmental payors is critical to the success of medical technology device companies as the availability of reimbursement affects which products customers purchase and the prices they are willing to pay. The cost containment measures that healthcare payors and providers are instituting and the effect of any healthcare reform could materially and adversely affect our ability to generate revenues from this product and our profitability. In addition, given ongoing federal and state government initiatives directed at lowering the total cost of healthcare, the United States Congress and state legislatures will likely continue to focus on healthcare reform and the reform of the Medicare and Medicaid payment systems. While we cannot predict whether any proposed cost-containment measures will be adopted, the announcement or adoption of these proposals could reduce the price that we receive for our telehealth product in the future. We cannot predict the outcomes of any of legislative or regulatory efforts at reducing costs of providing healthcare and regulatory changes in this regard may have a material adverse effect on our business.

The healthcare industry is highly regulated at the local, state and federal level.

In addition to regulatory requirements concerning the commercialization of medical devices, we are subject to a significant and wide-ranging number of regulations both within the United States and elsewhere, such as regulations in the areas of healthcare fraud and the security and privacy of patient data.

Healthcare Fraud. Federal and state governments continue to enhance regulation of and increase their scrutiny over practices involving healthcare fraud affecting healthcare providers whose services are reimbursed by Medicare, Medicaid and other government healthcare programs. Our healthcare provider clients are subject to laws and regulations on fraud and abuse which, among other things, prohibit the direct or indirect payment or receipt of any remuneration for patient referrals, or arranging for or recommending referrals or other business paid for in whole or in part by these federal or state healthcare programs. Federal enforcement personnel have substantial funding, powers and remedies to pursue suspected or perceived fraud and abuse. The effect of this government regulation on our clients is difficult to predict. Many of the regulations applicable to our clients and that may be applicable to us, including those relating to marketing incentives offered in connection with medical device sales, are vague or indefinite and have not been interpreted by the courts. They may be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that could broaden their applicability to us or require our clients to make changes in their operations or the way in which they deal with us. If such laws and regulations are determined to be applicable to us and if we fail to comply with any applicable laws and regulations, we could be subject to civil and criminal penalties, sanctions or other liability, including exclusion from government health programs, which could have a material adverse effect on our business, results of operations and financial condition.

Security and Privacy of Patient Information. Federal, state and local laws regulate the confidentiality of patient records and the circumstances under which those records may be released. These regulations govern both the disclosure and use of confidential patient medical record information and require the users of such information to implement specified security measures. United States regulations currently in place governing electronic health data transmissions continue to evolve and are often unclear and difficult to apply. Similarly, laws in non-U.S. jurisdictions may have similar or even stricter requirements related to the treatment of patient information. In the United States, HIPAA regulations require national standards for some types of electronic health information transactions and the data elements used in those transactions, security standards to ensure the integrity and confidentiality of health information and standards to protect the privacy of individually identifiable health information. Covered entities under the Health Insurance Portability and Accountability Act of 1996 (HIPAA), which include healthcare organizations such as our clients, our employer clinic business model and our claims transmission services, are required to comply with the privacy standards, the transaction regulations and the security regulations. Moreover, the recently enacted Health Information Technology for Economic and Clinical Health Act (HITECH) provisions of the American Recovery and Reinvestment Act of 2009 (ARRA,) and associated regulatory requirements, extend many of the HIPAA obligations, formerly imposed only upon covered entities, to business associates as well. As a business associate of our clients who are covered entities, we were in most instances already contractually required to ensure compliance with the HIPAA regulations as they pertain to handling of covered client data. However, the extension of these HIPAA obligations to business associates by law has created additional liability risks related to the privacy and security of individually identifiable health information. Evolving HIPAA and HITECH -related laws or regulations and regulations in non-U.S. jurisdictions could restrict the ability of our clients to obtain, use or disseminate patient information. This could adversely affect demand for our solutions if they are not re-designed in a timely manner in order to meet the requirements of any new interpretations or regulations that seek to protect the privacy and security of patient data or enable our clients to execute new or modified healthcare transactions. We may need to expend additional capital, software development and other resources to modify our solutions and devices to address these evolving data security and privacy issues. Furthermore, our failure to maintain confidentiality of sensitive personal information in accordance with the applicable regulatory requirements could damage our reputation and expose us to breach of contract claims (although we contractually limit liability, when possible and where permitted), fines and penalties.

If we are unable to generate sufficient demand for our current telehealth product, or our joint venture otherwise unsuccessful, we may not be able to recover our inventory and other investments. Further, modifications to our current telehealth product may require new marketing clearances or approvals or require us to cease marketing or recall the modified products until such clearances or approvals are obtained.

In connection with our manufacturing and sales plans for the ExpressMD™ Solutions telehealth service, we have purchased certain components and contract manufacturing services for the production of the monitoring appliance. Our ability to recover our investment in this venture, including in building inventories of our current telehealth products is subject to risks. If we are unable to generate sufficient demand for this product, or the joint venture is otherwise unsuccessful or is terminated, we may not be able to recover our costs in acquiring these assets. Under the ExpressMD Solutions limited liability company agreement, the joint venture shall continue until terminated by mutual agreement of the parties and that the entity shall be dissolved upon certain events, including, (a) the expulsion, bankruptcy or dissolution of a member, (b) the sale or transfers of all or substantially all of its assets, or upon its merger into or acquisition by another entity, and (c) if the members cannot agree on ongoing funding requirements, in accordance with the procedures set forth in the agreement. In the event that this occurs, we may need to write-off a material portion of the value of these assets and our financial condition may be adversely affected. As of March 31, 2011, total inventory was valued at approximately $4.7 million and as of such date we had advanced approximately $1.6 million to the joint venture to fund its operations.

Further, any modification to an FDA-cleared medical device that could significantly affect its safety or effectiveness, or that would constitute a major change or modification in its intended use, requires a new FDA 510(k) clearance or, possibly, a premarket approval. The FDA requires every manufacturer to make its own determination as to whether a modification requires a new 510(k) clearance or premarket approval, but the FDA may review and disagree with any decision reached by the manufacturer. In the future, we may make modifications to our telehealth products and, in appropriate circumstances, determine that new clearance or approval is unnecessary. Regulatory authorities may disagree with our decisions not to seek new clearance or approval and may require us to obtain clearance or approval for modifications to our products. If that were to occur for a previously cleared or approved product, we may be required to cease marketing or recall the modified device until we obtain the necessary clearance or approval. Under these circumstances, we may also be subject to significant regulatory fines or other penalties. If any of the foregoing were to occur, we may be unable to recover the cost of our investments in our telehealth business and our financial condition and results of operations could be negatively impacted.

If our suppliers for our telehealth product fails to comply with the FDA’s Quality System Regulation, or QSR, and other applicable postmarket requirements, our manufacturing operations could be disrupted, our product sales and profitability could suffer, and we may be subject to a wide variety of FDA enforcement actions.

After a device is placed on the market, numerous regulatory requirements apply. We are subject to inspection and marketing surveillance by the FDA to determine our compliance with all regulatory requirements. Our failure to comply with applicable regulatory requirements could result in the FDA or a court instituting a wide variety of enforcement actions against us, including a public warning letter; a recall of products; fines or civil penalties; seizure or detention of our products; withdrawing 510(k) clearance already granted to us; and criminal prosecution. The manufacturing processes of some of our suppliers must comply with the FDA’s Quality System Regulation, or QSR, which governs the methods used in, and the facilities and controls used for, the design, testing, manufacture, control, quality assurance, installation, servicing, labeling, packaging, storage and shipping of medical devices. The FDA enforces the QSR through unannounced inspections. If one of our suppliers fails a QSR inspection, or if a corrective action plan adopted by a supplier is not sufficient, the FDA may bring an enforcement action, and our operations could be disrupted and our manufacturing delayed. We are also subject to the FDA’s general prohibition against promoting our products for unapproved or “off-label” uses, the FDA’s adverse event reporting requirements and the FDA’s reporting requirements for field correction or product removals. The FDA has recently placed increased emphasis on its scrutiny of compliance with the QSR and these other postmarket requirements. If we or one of our suppliers violate the FDA’s requirements or fail to take adequate corrective action in response to any significant compliance issue raised by the FDA, the FDA can take various enforcement actions which could cause our product sales and profitability to suffer.

Our hosted software and web-based services and other product offerings may not be accepted by the market, which would seriously harm our business.

Demand and market acceptance for our currently available hosted software and web-based services and other product offerings remain subject to a high level of uncertainty. Achieving widespread acceptance of these or future offerings will continue to require substantial marketing efforts and the expenditure of significant funds to create and maintain brand recognition and customer demand for such offerings. Demand for our software and service and other product offerings depend on, among other things:

•	the perceived ability of our offerings to address real customer problems;
•	the perceived quality, price, ease-of-use and interoperability of our offerings as compared to our competitors’ offerings;

•	the market’s perception of the ease or difficulty in deploying our software or services, especially in complex network environments;
•	the continued evolution of electronic commerce as a viable means of conducting business;
•	market acceptance and use of new technologies and standards;
•	the ability of network infrastructures to support an increasing number of users and services;
•	the pace of technological change and our ability to keep up with these changes; and
•	general economic conditions, which influence how much money our customers and potential customers are willing to allocate to their information technology budgets.

There can be no assurance that adequate marketing arrangements will be made and continued for our products and services and there can be no assurance that any of these offerings will ever achieve or maintain widespread market acceptance or that such offerings will be profitable.

If we cannot continuously enhance our hosted software and web-based service offerings in response to rapid changes in the market, our business will be harmed.

The software-based services industry and computer industry are characterized by extensive research and development efforts which result in the frequent introduction of new products and services which render existing products and services obsolete. Our ability to compete successfully in the future will depend in large part on our ability to maintain a technically competent research and development staff and our ability to adapt to technological changes in the industry and enhance and improve our hosted software and web-based service offerings and successfully develop and market new offerings that meet the changing needs of our customers. Although we are dedicated to continued improvement of our offerings with a view towards satisfying market needs with the most advanced capabilities, there can be no assurance that we will be able to continue to do so on a regular basis and remain competitive with products offered by other manufacturers. At the present time, we do not have a targeted level of expenditures for research and development. We will evaluate all opportunities but believe the majority of our research and development will be devoted to enhancements of our existing offerings.

If our hosted software and web-based service offerings are not competitive, our business will suffer.

We are engaged in the highly competitive businesses of developing hosted software and web-based workflow management services and telehealth solutions. These markets are continually evolving and, in some cases, subject to rapid technological change. Many of our competitors have greater financial, technical, product development, marketing and other resources than we do. These organizations may be better known than we are and have more customers than we do. We cannot provide assurance that we will be able to compete successfully against these organizations. We believe that the principal competitive factors affecting our markets include performance, ease of use, quality/reliability of our offerings, scalability, features and functionality, price and customer service and support. There can be no assurance that we will be able to successfully incorporate these factors into our software and web-based services and compete against current or future competitors or that competitive pressure we face will not harm our business. If we are unable to develop and market products to compete with the products of competitors, our business will be materially and adversely affected.

Our business, including Inscrybe Healthcare and our telehealth appliance and service and our electronic signing solutions are relatively new business lines and although the level of competition for these offerings is uncertain at this point in time, the field of software-based solutions in which we compete is highly competitive. There can be no assurances, however, that any of our offerings will achieve market acceptance.

We also expect that competition will increase as a result of industry consolidations and the formation of new companies with new, innovative offerings. Current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their software and service offerings to address the needs of our prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Increased competition is likely to result in price reductions, reduced operating margins and loss of market share, any of which could harm our business.

Our hosted software and web-based services are complex and are operated in a wide variety of computer configurations, which could result in errors or product failures.

Our hosted software and web-based services are complex and may contain undetected errors, failures or bugs that may arise when they are first introduced or when new versions are released. These offerings may be used in large-scale computing environments with different operating systems, system management software and equipment and networking configurations, which may cause errors or failures in our offerings or may expose undetected errors, failures or bugs in such offerings. Our customers’ computer environments are often characterized by a wide variety of configurations that make pre-release testing for programming or compatibility errors difficult and time-consuming. Despite testing by us and by others, errors, failures or bugs may not be found in new products or releases after commencement of commercial use. Errors, failures or bugs in our offerings could result in negative publicity, returns, loss of or delay in market acceptance of our hosted software or web-based services or claims by customers or others. Alleviating these problems could require significant expenditures of our capital and resources and could cause interruptions, delays or cessation of our licenses which could cause us to lose existing or potential customers and would adversely affect our financial conditions, results of operations and cash flows. Most of our license agreements with customers contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that these provisions may not prove effective in limiting our liability.

We have a significant amount of net operating loss carry forwards which we may not be able to utilize in certain circumstances or which may become limited as a result of this offering.

At June 30, 2010, we had net operating loss (“NOL”) carry forwards for federal income tax purposes of approximately $126,000,000 available to offset future taxable income. Under Section 382 of the Internal Revenue Code, following an “ownership change,” special limitations apply to the use by a “loss corporation” of its (i) NOL carry forwards arising before the ownership change and (ii) net unrealized built-in losses (if such losses existed immediately before the ownership change and exceed a statutory threshold amount) recognized during the five years following the ownership change ((i) and (ii) are referred to collectively as the “Applicable Tax Attributes”). After an ownership change, the amount of the loss corporation’s taxable income for each post-change taxable year that may be offset by the Applicable Tax Attributes is limited to the product of the “long-term tax-exempt rate” (published by the IRS for the month of the ownership change) multiplied by the value of the loss corporation’s stock (the “Section 382 Limitation”). To the extent that the loss corporation’s

Section 382 Limitation in a given taxable year exceeds its taxable income for the year, that excess increases the Section 382 Limitation in future taxable years. If the offering described in this prospectus supplement is completed, we would issue 5,875,004 shares of common stock (based on the purchase price of $0.70 per share and warrants), which constitutes approximately11.3% of the shares of our common stock outstanding after the offering (excluding shares issuable upon exercise of the warrants offered hereby). Accordingly, the closing of this offering may result in an “ownership change” as contemplated by the Internal Revenue Code and limit our ability to utilize our NOLs to offset future taxable income.

Risks Related to Our Common Stock and this Offering

Our stock price is volatile and could decline.

The price of our common stock has been, and is likely to continue to be, volatile. Our stock price during the fiscal year ended June 30, 2011 traded as low as $0.38 per share and as high as $1.60 per share. We cannot assure you that your initial investment in our common stock will not fluctuate significantly. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

•	quarterly variations in our operating results;
•	announcements we make regarding significant contracts, acquisitions, dispositions, strategic partnerships, or joint ventures;
•	additions or departures of key personnel;
•	the introduction of competitive offerings by existing or new competitors;
•	uncertainty about and customer confidence in the current economic conditions and outlook;
•	reduced demand for any given software or web-based service offering; and
•	sales of our common stock.

In addition, the stock market in general, including companies whose stock is listed on The NASDAQ Capital Market, have experienced extreme price and volume fluctuations that have often been disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance

Since we have not paid dividends on our common stock, you may not receive income from this investment.

We have not paid any dividends on our common stock since our inception and do not contemplate or anticipate paying any dividends on our common stock in the foreseeable future. Earnings, if any, will be used to finance the development and expansion of our business.

Trading in our stock over the last twelve months has been limited, so investors may not be able to sell as much stock as they want at prevailing prices.

The average daily trading volume in our common stock for the twelve months ended June 30, 2011 was approximately 166,000 shares. If limited trading in our stock continues, it may be difficult for investors to sell their shares in the public market at any given time at prevailing prices. Moreover, the market price for shares of our common stock may be made more volatile because of the relatively low volume of trading in our common stock. When trading volume is low, significant price movement can be caused by the trading in a relatively small number of shares. Volatility in our common stock could cause stockholders to incur substantial losses.

We are currently not in compliance with The NASDAQ Capital Market $1.00 minimum bid price requirement and failure to regain and maintain compliance with this standard could result in delisting and adversely affect the market price and liquidity of our common stock.

Our common stock is currently traded on The NASDAQ Capital Market under the symbol “ADAT”. If we fail to meet any of the continued listing standards of The NASDAQ Capital Market, our common stock will be delisted from The NASDAQ Capital Market. These continued listing standards include specifically enumerated criteria, such as a $1.00 minimum closing bid price. On September 19, 2011, we received a letter from The NASDAQ Stock Market advising that the company did not meet the minimum $1.00 per share bid price requirement for continued inclusion on The NASDAQ Capital Market pursuant to NASDAQ Marketplace Listing Rule 5550(a)(2). The letter stated that we have until March 19, 2012 to regain compliance. If we do not regain compliance during this period we will be eligible for an additional 180 calendar days to comply with the minimum bid price requirement, provided that we meet the initial listing criteria other than the minimum bid price requirement and provide written notice of our intention to cure this deficiency during the second compliance period. To regain compliance with the applicable listing rule, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during the 180 day grace period. If this occurs, Nasdaq will provide us with written notification of compliance. If we do not regain compliance during the initial grace period and are not eligible for an additional grace period, NASDAQ will provide written notice that our common stock is subject to delisting. In that event, we may appeal such determination to a hearings panel. We may not be able to regain compliance with the Listing Rule. Further, this deficiency notice relates exclusively to our bid price deficiency. We may be delisted during the applicable grace periods for failure to maintain compliance with any other listing requirement which may occur.

If our common stock were to be delisted from The NASDAQ Capital Market, trading of our common stock most likely will be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the OTC Bulletin Board. Such trading will reduce the market liquidity of our common stock. As a result, an investor would find it more difficult to dispose of, or obtain accurate quotations for the price of, our common stock. If our common stock is delisted from The NASDAQ Capital Market and the trading price remains below $5.00 per share, trading in our common stock might also become subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trade involving a stock defined as a “penny stock” (generally, any equity security not listed on a national securities exchange or quoted on Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions). Many brokerage firms are reluctant to recommend low-priced stocks to their clients. Moreover, various regulations and policies restrict the ability of shareholders to borrow against or “margin” low-priced stocks, and declines in the stock price below certain levels may trigger unexpected margin calls. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current price of the common stock can result in an individual shareholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. This factor may also limit the willingness of institutions to purchase our common stock. Finally, the additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from facilitating trades in our common stock, which could severely limit the market liquidity of the stock and the ability of investors to trade our common stock.

Additional financings could result in dilution to existing stockholders and otherwise adversely impact the rights of our common stockholders.

Additional financings that we may require in the future will dilute the percentage ownership interests of our stockholders and may adversely affect our earnings and net book value per share. In addition, we may not be able to secure any such additional financing on terms acceptable to us, if at all. We have the authority to issue additional shares of common stock and preferred stock, as well as additional classes or series of warrants or debt obligations which may be convertible into any one or more classes or series of ownership interests. We are authorized to issue 75 million shares of common stock and 5 million shares of preferred stock. Subject to compliance with the requirements of the NASDAQ Stock Market, such securities may be issued without the approval or other consent of our stockholders.

This prospectus supplement and the accompanying prospectus form a part of a “shelf” registration statement on Form S-3 that we filed with the SEC in August 2009 and which was declared effective by the Commission on September 30, 2009. Under this registration statement, we may sell, from time to time in one or more public offerings, shares of our common stock, shares of our preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of such securities. After giving effect to our registered direct offering completed in December 2009, there is approximately $36 million available for future issuances under this registration statement, subject to SEC limitations. Based on a per-share closing price of $1.00 on September 16, 2011, the aggregate market value of our common stock held by non-affiliates was $44,056,384. We have not sold any securities pursuant to Instruction I.B.6 of Form S-3 during the prior twelve month period that ends on, and includes, the date of this prospectus supplement other than the securities included in this prospectus supplement.

Moreover, in addition to the above referenced shares of common stock, we may issue undesignated shares of preferred stock, the terms of which may be fixed by our board of directors and which terms may be preferential to the interests of our common stockholders. We have issued preferred stock in the past, and our board of directors has the authority, without stockholder approval, to create and issue one or more additional series of such preferred stock and to determine the voting, dividend and other rights of holders of such preferred stock. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. The issuance of any of such series of preferred stock or debt securities may have an adverse effect on the holders of common stock.

If you purchase our common stock in this offering, you will experience immediate and substantial dilution in the book value of your shares.

The public offering price of our common stock is substantially higher than the book value per share of our common stock. Investors purchasing common stock and warrants in this offering will pay a price per share that substantially exceeds the book value of our tangible assets after subtracting our liabilities and redeemable preferred stock. Our historical net tangible book value (unaudited) as of March 31, 2011 was approximately $4.9 million, or $0.11 per share of common stock. Based upon the purchase price per share and warrants of $0.70, our as adjusted net tangible book value per share after the offering would have been $0.17 as of March 31, 2011. This represents an immediate increase in as adjusted net tangible book value of $0.06 per share to existing stockholders and an immediate dilution of $0.53 per share to new investors purchasing shares of common stock and warrants in this offering at the assumed offering price. As a result of this dilution, investors purchasing stock in this offering may receive significantly less than the purchase price paid in this offering in the event of a liquidation. For more information, please refer to the section of this prospectus supplement entitled “Dilution.”

If we are required to redeem the shares of our Series B or Series C Preferred Stock, our financial condition may be adversely affected.

In connection with our recent private placement, we filed with the Secretary of State of Delaware a Certificate of Designations, Preferences and Rights and Number of Shares of Series C 15% convertible redeemable preferred stock, or the Series C Designation. The Series C Designation provides for the mandatory redemption of all outstanding shares of Series C preferred stock upon their stated maturity date on April 13, 2012, which is the 18 month anniversary of the original issue date, unless prior to such date, our shareholders approve the conversion of the shares of Series C preferred stock into shares of our common stock. If we are required to redeem the shares of Series C preferred stock, we will be required to pay to the holders of the shares of Series C preferred stock a total redemption price equal to 102.5% of the stated value of the Series C shares, plus dividends, which would be $2,500,000. Following our recent special meeting of shareholders held on August 23, 2011, our shareholders have declined to approve the conversion of the Series C preferred stock on two occasions. Consistent with our obligations under the purchase agreement entered into with the purchasers of the Series C preferred stock, we will call one or more additional meetings of our shareholders at which shareholders will again be requested to approve the conversion of the shares of Series C preferred stock. In addition, if at the maturity date of the Series C preferred stock, any shares of our Series B preferred stock remain outstanding, we will be required to redeem all such outstanding shares of Series B preferred stock immediately prior to the redemption of the Series C preferred stock. There are currently 28,000 shares of Series B preferred stock outstanding and the total redemption payment for the Series B preferred stock is equal to $700,000 plus any accrued, but unpaid dividends thereon as of such redemption date. Accordingly, the redemption of these securities may have an adverse effect on our cash position.

The number of shares of our common stock outstanding has increased substantially as a result of our private placement, and the exercise or conversion of the warrants and shares of preferred stock issued in that private placement could result in further dilution to holders of our common stock. Upon registration under the Securities Act of 1933, as amended, or the Securities Act, these shares will be generally available for resale in the public market.

Upon the closing of our private placement on October 13, 2010, we issued to a group of institutional and other accredited investors a total of 7,500,000 shares of our common stock, plus 1,250,000 shares of Series C preferred stock, which are convertible into an maximum of 6,125,000 shares of common stock at the initial conversion price of $0.40 (including all shares issuable in lieu of cash dividends for the 18 month term) and common stock warrants to purchase a total of 6,250,000 additional shares of common stock. The issuance of these securities resulted in substantial dilution to stockholders who held our common stock prior to the private placement. Further, the conversion of the shares of Series C preferred stock and exercise of warrants issued in this private placement may result in further dilution to the holders of our common stock. As of June 30, 2011, the number of shares issued to the purchasers in the private placement and warrants exercised to date represents approximately 16.7% of our outstanding common stock, without giving effect to the conversion of the shares of Series C preferred stock or the exercise of the outstanding common stock warrants. The conversion of the shares of Series C preferred stock is subject to the approval of our stockholders in accordance with applicable Nasdaq requirements and under the purchase agreement with the investors, we are obligated to seek shareholder approval for the conversion of the shares of Series C preferred stock. As a result, these stockholders, if acting together, may have significant influence over the outcome of any stockholder vote, other than any proposal to approve the conversion of such shares, including the election of directors and other significant business matters that require stockholder approval. Such other significant business matters could include, for example, the approval of mergers or other business combination transactions.

Under the registration rights agreement entered into in connection with the private placement, we filed a registration statement with the Securities and Exchange Commission, or the SEC, covering the resale of the 7,500,000 shares of common stock issued in the private placement, the 6,125,000 shares of common stock underlying the shares of Series C preferred stock and the 6,250,000 shares of common stock issuable upon exercise of the warrants and, these shares are available for immediate resale in the public market, subject to the stockholder approval requirement discussed above. The market price of our common stock could fall due to an increase in the number of shares available for sale in the public market.

The exercise of our outstanding options and warrants, or conversion of our outstanding shares of convertible preferred stock, may depress our stock price and dilute your ownership of the company.

As of June 30, 2011, the following options and warrants were outstanding:

•

Stock options to purchase 4,444,000 shares of common stock at exercise prices ranging from $0.39 to $6.61 per share, not all of which are immediately exercisable. The weighted average exercise price of the outstanding stock options is $2.27 per share. These stock options are employee and non-executive director options.

•	Warrants to purchase 6,820,000 shares of common stock with a weighted average exercise price of $0.74 per share, inclusive of the warrants issued in our recent private placement.

In addition, there are currently outstanding 28,000 shares of our Series B convertible preferred stock and 1,250,000 shares of our Series C preferred stock. The holder of the Series B convertible preferred stock may convert these shares into shares of our common stock at a conversion price equal to $1.40 per share. Accordingly, the outstanding 28,000 shares of Series B convertible preferred stock are presently convertible into an aggregate of 500,000 shares of our common stock, which will be available for immediate resale in accordance with the provisions of Rule 144 under the Securities Act. Further, as described above, the shares of Series C preferred stock (and all accrued dividends thereon) will convert into a maximum of 6,125,000 shares of our common stock at an initial conversion price of $0.40, effective upon the approval of our stockholders. If our stockholders approve the conversion of the shares of Series C preferred stock, then all shares of Series C preferred stock will automatically convert into shares of our common stock.

To the extent that these securities are exercised or converted, dilution to our shareholders will occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected, since the holders of these securities can be expected to exercise or convert them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than the exercise and conversion terms provided by those securities. Further, in the event the conversion price of our outstanding shares of convertible preferred stock is lower than the actual trading price on the day of conversion, the holders could immediately sell their converted common shares, which would have a dilutive effect on the value of the outstanding common shares. Furthermore, the significant downward pressure on the trading price of our common stock as preferred stock holders converted these securities and sell the common shares received on conversion could encourage short sales by the holders of preferred stock or other shareholders. This would place further downward pressure on the trading price of our common stock. Even the mere perception of eventual sales of common shares issued on the conversion of the shares of preferred stock could lead to a decline in the trading price of our common stock.

Because our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use them and the proceeds may not be invested successfully.

As described under the caption “Use of Proceeds”, we intend to use the net proceeds from this offering for working capital and for general corporate purposes. Therefore, our management will have broad discretion as to the use of the offering proceeds. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

Provisions in our charter documents and Delaware law could discourage or prevent a takeover, even if an acquisition would be beneficial to our stockholders.

Provisions of our certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. These provisions include:

•	authorizing the issuance of “blank check” preferred that could be issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt;

•	prohibiting cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates; and

•

advance notice provisions in connection with stockholder proposals that may prevent or hinder any attempt by our stockholders to bring business to be considered by our stockholders at a meeting or replace our board of directors.

Together these provisions may delay, deter or prevent a change in control of us, adversely affecting the market price of our common stock.

USE OF PROCEEDS

Based upon the purchase price per fixed combination of shares and warrants of $0.70, we estimate the net proceeds to us from the sale of the 5,875,004 shares of common stock and 2,937,502 warrants in this offering to be approximately $3,638,000, after deducting placement agent commissions and estimated offering expenses (without taking into account any cash payment for shares issuable upon exercise of the warrants issued in the offering). We intend to use the net proceeds from the sale of our securities offered by this prospectus supplement for working capital and for general corporate purposes.

The specific uses of the net proceeds from this offering will vary depending on numerous factors, including the rate at which we generate sales from our current products and service offerings and the amount of cash used in our operations. Accordingly, our management will have broad discretion in the application of net proceeds. Pending such uses, we may invest the net proceeds in short-term, investment-grade, interest-bearing securities or guaranteed obligations of the United States government or other securities.

PRICE RANGE OF COMMON STOCK

Our common stock currently trades on The NASDAQ Capital Market under the symbol “ADAT.” Prior to June 13, 2008, our common stock was listed on the NASDAQ Global Market. The following is the range of high and low sales prices for our common stock on The NASDAQ Capital Market for the periods indicated below:

	High	Low
Fiscal Year 2010
1st Quarter	$1.81	$0.38
2nd Quarter	$1.74	$0.93
3rd Quarter	$1.19	$0.96
4th Quarter	$1.11	$0.51

Fiscal Year 2011
1st Quarter	$0.86	$0.50
2nd Quarter	$0.68	$0.38
3rd Quarter	$0.63	$0.40
4th Quarter	$1.60	$0.53

Fiscal Year 2012
1st Quarter (through September 19, 2011)	$1.29	$0.61

On September 19, 2011, we received a letter from The NASDAQ Stock Market advising that the company did not meet the minimum $1.00 per share bid price requirement for continued inclusion on The NASDAQ Capital Market pursuant to NASDAQ Marketplace Listing Rule 5550(a)(2). The letter stated that we have until March 19, 2012 to regain compliance. If we do not regain compliance during this period we will be eligible for an additional 180 calendar days to comply with the minimum bid price requirement, provided that we meet the initial listing criteria other than the minimum bid price requirement and provide written notice of our intention to cure this deficiency during the second compliance period. To regain compliance with the applicable listing rule, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during the 180 day grace period. If we do not regain compliance during the initial grace period and are not eligible for an additional grace period, NASDAQ will provide written notice that our common stock is subject to delisting. In that event, we may appeal such determination to a hearings panel. There can be no guarantee that we will be able to regain compliance with the applicable listing rule.

On September 19, 2011, the last reported sales price of our common stock on the NASDAQ Capital Market was $0.99. As of such date, there were approximately 500 holders of record of our common stock. We believe that there are approximately 6,500 beneficial holders of our common stock.

DIVIDEND POLICY

We have not paid any dividends on our common stock since our inception. We do not expect to pay any dividends on our common stock in the foreseeable future and plan to retain earnings, if any, to finance the development and expansion of our business. Further, our Certificate of Incorporation authorizes our board of directors to issue Preferred Stock with a preferential right to dividends. We currently have 28,000 shares of Series B Convertible Preferred Stock outstanding which have the right to receive dividends equal to an annual rate of 10% of the issue price payable on a semi-annual basis and 1,250,000 shares of Series C Preferred Stock outstanding which have the right to receive dividends equal to an annual rate of 15% of the issue price payable in stock at conversion, if approved by our stockholders, or in cash at maturity. We are current with respect to our obligation to pay the dividends on the outstanding shares of preferred stock.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2011:

•	On an actual basis; and

•

On an as-adjusted basis to give effect to the sale of 5,875,004 shares of common stock and 2,937,502 warrants we are offering at the purchase price of $0.70 per share and warrants after deducting commissions and estimated offering expenses.

You should read this table along with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and other financial data incorporated by reference in this prospectus supplement from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. All information is in thousands, other than par value information.

	As of March 31, 2011
	Actual	As Adjusted
	(Unaudited)
Cash, cash equivalents and marketable securities	$2,513	$6,151

Total debt	$-	$-

Redeemable preferred stock	2,856	2,856

Shareholder’s equity:
Common stock, $.001 par value; 75,000 shares authorized, 46,035 issued and outstanding actual and 51,190 issued and outstanding, as adjusted (1)	46	52
Additional paid-in capital	172,445	176,077
Accumulated deficit	(166,203)	(166,203)
Accumulated other comprehensive loss	(127)	(127)

Total shareholders’ equity	6,161	9,799

Total capitalization	$9,017	$12,655

(1) The number of shares of common stock outstanding after the offering is based on 46,035,017 shares of common stock outstanding as of March 31, 2011 and excludes the following shares as of such date:

•

4,283,027 shares of common stock issuable upon the exercise of stock options outstanding under our 2000 Employee Stock Option Plan, as amended, and our 2010 Employee Stock Option Plan, with a weighted-average exercise price of $2.75 per share;

•

460,000 shares of common stock issuable upon the exercise of stock options outstanding issued under our 2001 Non-Executive Director Stock Option Plan, as amended, with a weighted-average exercise price of $2.27 per share;

•	7,070,000 shares of common stock issuable upon the exercise of warrants, with a weighted average exercise price of $0.73 per share;

•

additional annual, non-discretionary grants of options under our 2001 Non-Executive Director Plan, as amended, and shares of common stock issued under such plan in lieu of cash director fees to our non-employee directors;

•

a total of 500,000 shares of common stock issuable upon the conversion of our outstanding shares of Series B Convertible Preferred Stock, which is presented as redeemable preferred stock in the table above;

•

a maximum of 6,125,000 shares of common stock issuable upon the conversion of our outstanding shares of Series C 15% Convertible Redeemable Preferred Stock (including a maximum of 1,125,000 shares which may be issued in lieu of dividends accrued on the Series C Preferred Stock), which is presented as redeemable preferred stock in the table above; and

•

the shares of common stock which may be issued upon exercise of the warrants sold to the investors in this offering or pursuant to the price adjustment provision contained in the securities purchase agreements we entered into with the investors in this offering.

DILUTION

If you invest in our shares of common stock, your interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share immediately after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which equals total assets less intangible assets, total liabilities and redeemable preferred stock, by the number of shares of common stock outstanding as of March 31, 2011. Our net tangible book value (unaudited) at March 31, 2011 was approximately $4.9 million, or $0.11 per share, based on 46,035,017 shares outstanding.

After giving effect to the sale of 5,875,004 shares of common stock and 2,937,502 warrants in this offering, at the purchase price of $0.70 per share and warrants, less the commissions and estimated offering expenses we expect to pay, but excluding any effects of exercises of the warrants issued in this offering, our pro forma net tangible book value (unaudited) at March 31, 2011, would have been approximately $8.6 million, or $0.17 per share. This represents an immediate increase in pro forma net tangible book value attributable to this offering of $0.06 per share to existing shareholders, and an immediate dilution in pro forma net tangible book value of $0.53 per share to new investors purchasing securities in this offering at a price of $0.70 per each fixed combination of shares and warrants in this offering. The following table illustrates this on a per share basis:

Purchase price per share and warrants		$0.70

Net tangible book value per share as of March 31, 2011	$0.11
Increase in net tangible book value per share attributable to the sale of securities in this offering	$0.06

Pro forma net tangible book value per share as of March 31, 2011 after the offering		$0.17

Dilution per share to new investors		$0.53

The above discussion excludes options and warrants outstanding as of March 31, 2011 as described under the section titled “Capitalization”. To the extent that any of our outstanding options or warrants are exercised, we grant additional options under our stock option plans or issue additional warrants, or we issue additional shares of common stock in the future, there may be further dilution to new investors.

DESCRIPTION OF SECURITIES

In this offering, we are offering a maximum of 5,875,004 shares of common stock and warrants to purchase 2,937,502 shares of common stock. The common stock and the series of warrants will be issued separately but will be purchased together in the offering. This prospectus supplement also relates to the offering of shares of our common stock upon the exercise, if any, of the warrants issued in this offering.

Common Stock

We are authorized to issue 75,000,000 shares of common stock, $0.001 par value per share. As of September 20, 2011, there were 46,346,678 shares of common stock outstanding. Our common stock is quoted on the Nasdaq Capital Market under the symbol “ADAT.” In addition, as of such date, we had issued and outstanding (a) options to purchase an aggregate of 4,813,690 shares of common stock and (b) warrants to purchase an aggregate of 6,820,000 shares of common stock. We also have outstanding 28,000 shares of Series B preferred stock, which presently may be converted into an aggregate of 500,000 shares of common stock, and 1,250,000 shares of Series C preferred stock, which will convert into a maximum amount of 6,125,000 shares of common stock only upon the approval of our shareholders (including all shares issuable in lieu of cash dividends which may accrue on the shares of Series C preferred stock). Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the company, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by the rights of the holders of any series of preferred stock which we may designate and issue in the future.

Subject to certain exclusions and limitations, we also granted purchasers in this offering a right of first offer with respect to subsequent sales of common stock or common stock equivalents by us at any time between the closing of this offering and the one-year anniversary date of such closing.

Transfer Agent and Registrar. Continental Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

Warrants

The warrants are exercisable for a period of four years commencing on the six month anniversary of the closing date. The warrants will be exercisable, at the option of the holder, upon the surrender of the warrants to us and the payment in cash of the exercise price of the shares of common stock being acquired upon exercise of the warrants. However, if at the time of exercise there is no effective registration statement registering the issuance of the shares of common stock issuable upon exercise of the warrants to the holder and all such shares are not then registered for resale by the holder, the holder may exercise the warrants by means of a “cashless exercise” or “net exercise.” The warrants will not be listed on any national securities exchange.

The exercise price per share of common stock purchasable upon exercise of the warrants is $1.00 per share of common stock being purchased. The exercise price is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The holders of the warrants are entitled to prior notice before the record date for certain distributions to holders of our common stock. If certain transactions occur, such as a merger, consolidation, sale of substantially all of our assets in one transaction or a series of related transactions, tender offer or exchange offer with respect to our common stock, the holders of the warrants will be entitled to receive thereafter in lieu of our common stock, the consideration (if different from common stock) that the holders of the warrants would have been entitled to receive upon the occurrence of the transaction as if the warrant had been exercised immediately before such transaction.

PLAN OF DISTRIBUTION

We have entered into a placement agency agreement, dated as of October 7, 2011, with C. K. Cooper & Company, Inc. and an engagement agreement, dated as of October 7, 2011, with Rodman & Renshaw, LLC, pursuant to which C.K. Cooper and Rodman & Renshaw agreed to act as co-placement agents with respect to the offering described in this prospectus supplement. Subject to the terms and conditions contained in the placement agency and engagement agreements, the placement agents have agreed to act as placement agents in connection with the sale of up to 5,875,004 shares of our common stock and warrants to purchase up to 2,937,502 shares of our common stock. The placement agents are not purchasing or selling any securities by this prospectus supplement and the accompanying prospectus, nor are the placement agents required to arrange the purchase or sale of any specific number or dollar amount of the securities, but have agreed to use their reasonable best efforts to arrange for the sale of all of the securities in this offering. There is no requirement that any minimum number of shares of common stock or warrants to purchase shares of common stock or dollar amount of the securities be sold in this offering and there can be no assurance that we will sell all of the securities being offered.

The placement agents propose to arrange for the sale to one or more purchasers of the shares and warrants offered pursuant to this prospectus supplement and the accompanying prospectus directly through a securities purchase agreement between each purchaser and us. The terms of this offering will be subject to market conditions and negotiations among us, the placement agents and prospective investors. The placement agency and engagement agreements provide that the obligations of the placement agents and the investors are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business.

We currently anticipate that the closing of this offering will take place on or about October 13, 2011. On the closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price;
•	the placement agents will receive the fees in accordance with the terms of the placement agency agreement and engagement agreement; and
•	we will deliver the shares of common stock and warrants to the investors.

We have agreed to pay the placement agents the following fees and amounts in connection with the offering. We agreed to pay C.K. Cooper a fee equal to 7.5% of the gross proceeds from the sale of the shares of common stock and warrants in this offering, provided that if any shares and warrants are issued and sold to any of the investors previously identified by us and approved by them, then the fee payable to C.K. Cooper shall be equal to 2.5% of the proceeds from such investor. Further, C.K. Cooper’s fee shall be equal to 3.5% of the proceeds received by us from the sale of securities to certain investors agreed upon by both placement agents. C.K. Cooper will not be entitled to a fee with respect to any investor introduced solely by the co-placement agent. In addition, we agreed to reimburse C.K. Cooper for its reasonable expenses up to an amount equal to 1.2% of the gross proceeds of the offering. We agreed to pay Rodman & Renshaw a cash fee equal to 5% of the gross proceeds raised in the offering from investors introduced by it and a fee of 2.5% of the gross proceeds raised from other investors. Further, we will reimburse their expenses up to a maximum of 1% of the aggregate gross proceeds raised in the offering; provided that such reimbursement shall not cause its aggregate compensation to exceed 3.3% of the aggregate proceeds of the offering.

Under no circumstances will the fee, commission or discount received by the placement agents or any other member of the Financial Institutions Regulatory Authority (FINRA) or independent broker-dealer exceed 8% of the gross proceeds to us in this offering or any other offering in the United States pursuant to this prospectus supplement and the accompanying prospectus.

The estimated offering expenses payable by us, in addition to the fees and expenses due to the placement agents, are approximately $160,000 which includes legal, and filing costs, and various other fees associated with registering the securities and listing the common stock. After deducting certain fees due to the placement agents and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $3,638,000 if the maximum number of shares of common stock and warrants are sold (not including any proceeds we might receive upon exercises of the warrants issued in this offering).

The following table shows the per fixed combination of shares and warrants and total commissions we will pay to the placement agents in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares and warrants offered hereby and excluding proceeds that we may receive upon exercise of the warrants.

Placement agent fee per share and warrant	$0.045
Maximum offering total	$262,501

The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the units sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agents acting as principal. Under these rules and regulations, the placement agents:

•	may not engage in any stabilization activity in connection with our securities; and
•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Confirmations and definitive prospectuses will be distributed to all investors who agree to purchase shares and will inform investors of the closing date as to such shares.

The foregoing is a brief summary of the material provisions of the placement agency agreement, engagement agreement and securities purchase agreements and does not purport to be a complete statement of their terms and conditions. The placement agency agreement, engagement agreement and form of securities purchase agreement will be included as exhibits to our Current Report on Form 8-K that will be filed with the SEC in connection with the completion of this offering. See “Where You Can Find More Information” in this prospectus supplement.

Other than the electronic formats of this prospectus supplement and the accompanying prospectus made available by the placement agents, the information contained on, or accessible through, either placement agents’ websites or any other website maintained by either of them is not part of the prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us and should not be relied upon by investors.

We have agreed to indemnify the placement agents and certain of their affiliates against certain liabilities, including liabilities under the Securities Act and the Exchange Act, or to contribute to payments that the placement agents may be required to make because of any of those liabilities. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of our company pursuant to our certificate of incorporation, our bylaws and the Delaware General Corporation Law, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The placement agents may, from time to time, engage in transactions with, and perform services for, us in the ordinary course of their business for which they may receive customary fees.

Each of our executive officers and directors, have agreed, subject to certain exceptions, not to dispose of or hedge any of our shares of common stock or securities convertible into or exercisable or exchangeable for common stock for 90 days after the date of this prospectus supplement without first obtaining the written consent of C.K. Cooper. The 90-day “lock-up” period during which we and our executive officers and directors are restricted from engaging in transactions in our common stock or securities convertible into or exercisable or exchangeable for common stock is subject to extension such that, in the event that either (i) during the last 17 days of the “lock-up” period, we issue an earnings or financial results release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the “lock-up” period, we announce that we will release earnings or financial results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” period will be extended until the expiration of the 18-day period beginning on the issuance of the earnings or financial results release or the occurrence of the material news or material event, as applicable, unless C.K. Cooper waives, in writing, such an extension.

In addition, subject to certain exceptions, we agreed in the securities purchase agreement not sell or issue additional shares of our common stock, or securities convertible into or exercisable for shares of our common stock, for a period of 90 days from the date of such agreement, without obtaining the consent of the purchasers. This restriction does not apply to shares issued: (a) by reason of a dividend, stock split, split-up or other distribution on shares of common stock; (b) pursuant to options or restricted stock grants issued to our employees, directors, consultants or advisors pursuant to a plan, agreement or arrangement approved by our board; (c) upon exercise or conversion of any options, warrants or convertible securities which are currently outstanding; (d) in connection with any bona fide acquisitions, mergers, asset acquisitions and similar transactions; (e) in connection with transactions with lenders, customers, vendors or other commercial or strategic partners; and (f) pursuant to the securities purchase agreements or upon the exercise of the warrants issued in this offering.

Our common stock is traded on the NASDAQ Capital Market under the symbol “ADAT.” The warrants to purchase common stock issued to the investors in this offering are not expected to be eligible for trading on any market.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus supplement has been passed upon by Becker & Poliakoff, LLP, New York, New York. A partner of this law firm serves as our corporate secretary and was previously granted options to purchase 75,000 shares of our common stock.

EXPERTS

The consolidated financial statements of Authentidate Holding Corp. appearing in Authentidate Holding Corp.’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, have been audited by EisnerAmper LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents filed with the SEC are incorporated by reference in this prospectus supplement:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, filed on October 13, 2010, pursuant to Section 13(a) of the Exchange Act;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, filed on November 12, 2010, pursuant to Section 13(a) of the Exchange Act;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010, filed on February 10, 2011, pursuant to Section 13(a) of the Exchange Act;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed on May 12, 2011, pursuant to Section 13(a) of the Exchange Act;

•

Our Current Reports on Form 8-K and Form 8-K/A (other than information contained in Current Reports on Form 8-K that is furnished, but not filed) filed on July 7, 2010, July 19, 2010, October 14, 2010, November 29, 2010, December 29, 2010, January 6, 2011, February 8, 2011, March 15, 2011, March 16, 2011, April 7, 2011, April 12, 2011, May 2, 2011, May 10, 2011, August 26, 2011, September 8, 2011, September 23, 2011 and September 30, 2011; and

•	A description of our common stock contained in our registration statement on Form 8-A filed April 17, 2000.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until this offering is completed, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K which is not deemed to be filed and not incorporated by reference herein.

You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Authentidate Holding Corp.

Connell Corporate Center

300 Connell Drive, 5th Floor,

Berkeley Heights, New Jersey

(908) 787-1700

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or website. Our statements in this prospectus supplement and the accompanying prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, along with the registration statement, including the exhibits and schedules thereto, may be inspected at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Copies of such material can be obtained from the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

We make available, free of charge, through our investor relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is http://www.authentidate.com. The contents of our website are not part of this prospectus supplement and the accompanying prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus supplement and the accompanying prospectus of the information contained at that site.

PROSPECTUS

$40,000,000

AUTHENTIDATE HOLDING CORP.

Common Stock

Preferred Stock

Warrants

Debt Securities

We may offer and sell an indeterminate number of shares of our common stock, preferred stock, warrants and debt securities from time to time under this prospectus. We may offer these securities separately or as units, which may include combinations of the securities. This prospectus provides a general description of the securities we may offer. We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specifications of the securities. The prospectus supplement may also add, update or change information contained in the prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” beginning on page 37.

Our common stock is traded on the Nasdaq Capital Market under the symbol “ADAT.” As of September 18, 2009, the aggregate market value of our outstanding common stock held by non-affiliates is approximately $49,932,954, based on 34,295,795 shares of outstanding common stock, of which approximately 32,008,304 shares are held by non-affiliates, and a per share price of $1.56 based on the closing sale price of our common stock on September 18, 2009. As of the date hereof we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus, in any prospectus supplement that we may file and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The date of this prospectus is September 30, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under the shelf process, we may sell, from time to time, common stock, preferred stock, warrants or debt securities in one or more offerings, up to a total aggregate offering price of $40,000,000. Each time we sell securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. The prospectus supplement may add, update, or change the information contained in this prospectus. You should read this prospectus and any supplements, together with any documents incorporated by reference into this prospectus or any prospectus supplement carefully and the additional information described under “Where You Can Find More Information,” before you decide to invest in any of these securities.

The SEC allows us to incorporate into this prospectus certain information contained in other documents that we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The reports and other documents that we file after the date of this prospectus will modify, supplement and supersede the information in this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give you any information or to represent anything not contained in this prospectus or any prospectus supplement, and, if given or made, you must not rely on any such information or representation as being authorized by us.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time after its date. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of such prospectus, regardless of the time of delivery of the prospectus or any sale of these securities.

Unless the context otherwise requires, Authentidate Holding Corp., its wholly-owned subsidiaries, Authentidate, Inc. and Authentidate International AG and its joint venture, Express MD Solutions, LLC, are referred to throughout this prospectus as “Authentidate,” “we,” “us” or “company”.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties. We are including the following cautionary statement in this prospectus to make applicable and take advantage of the safe harbor provisions established by the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by us or on our behalf. We and our representatives may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. Forward looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “may,” “should,”, “could, “ “potential,” “predict,” “will,” “would,” as well as variations of such words and similar expressions are intended to identify such forward-looking statements. Certain statements contained herein are forward-looking statements and accordingly involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in good faith forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result or be achieved or accomplished. Accordingly, these statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Thus, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. Any forward-looking statement contained in this document speaks only as of the date on which the statement is made. We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events.

In addition to other factors and matters discussed elsewhere herein, the following are important factors that in our view, could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the market acceptance of our software and services;

•	our business, product, capital expenditure and research and development plans and product and technology roadmaps;

•	the ability to compete against products intended for similar use by recognized and well capitalized companies;

•	our ability to raise capital when needed, and without adverse and highly dilutive consequences to stockholders;

•	our ability to protect intellectual property;

•	our ability to retain management and obtain additional employees as required; and

•	our ability to adapt to economic, political and regulatory conditions affecting our target markets.

The foregoing does not represent an exhaustive list of risks. Please see “Risk Factors” in this prospectus and any accompanying prospectus supplement or in our periodic reports filed with the Securities and Exchange Commission pursuant the Exchange Act for additional risks which could adversely impact our business and financial performance. Moreover, new risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements.

PROSPECTUS SUMMARY

This summary contains basic information about us and this prospectus and the information incorporated by reference in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus and the other documents which are incorporated by reference in this prospectus carefully, including the section titled “Risk Factors” and our financial statements and the notes thereto, before making an investment in our securities.

Our Company

Authentidate Holding Corp. is a worldwide provider of secure health information exchange and workflow management services. Authentidate and its subsidiaries provide software applications and web-based services that address a variety of business needs for our customers, including enabling healthcare organizations and other enterprises to improve productivity and reduce costs by eliminating paper and manual work steps from clinical, administrative and other processes and enhancing compliance with regulatory requirements. Our web-based services are delivered as Software as a Service (SaaS) to our customers and incorporate security technologies such as rules based electronic forms, intelligent routing, transaction management, electronic signatures, identity credentialing, content authentication, automated audit trails and web and fax-based communication capabilities to electronically facilitate secure and trusted workflow solutions. Authentidate currently operates its business in the United States and Germany with technology and service offerings that address emerging growth opportunities based on the regulatory and legal requirements specific to each market. In the United States the business is engaged in the development and sale of web-based services largely based on our Inscrybe™ platform and related capabilities and telehealth services through our ExpressMD™ Solutions joint venture. In the United States, we offer our patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark® (EPM). In Germany the business is engaged in the development and sale of software applications that provide electronic signature and time stamping capabilities for a variety of corporate processes including electronic billing and archiving solutions and security technology offerings. Our web-based services and software applications are compliant with applicable digital signature rules and guidelines. We sell our web-based services and software applications through a direct sales effort and reseller arrangements.

For a number of years, we have experienced net losses and negative cash flow from operating activities. Our principal activities during this period have focused on developing new products and services, hiring management, refining our business strategies and repositioning our businesses for growth. Although we believe we are well positioned for such growth, we expect to continue to generate net losses and negative cash flow for the foreseeable future as we seek to expand our potential markets and generate increased revenues.

During fiscal 2009, we continued to take steps to refine our strategic focus, complete our core service offerings, expand our addressable markets, reduce operating costs and position the company for long-term growth. In the United States we have continued to invest in our Inscrybe™ platform with particular emphasis on refining and marketing Inscrybe Healthcare™, an automated and trusted Health Information Exchange and workflow management service targeting the needs of enterprises in the healthcare market. We believe our business will benefit from trends in the U.S. healthcare industry to significantly reduce costs, shorten the length of hospital stays, shift patient care towards wellness and preventative care programs and automate healthcare records and processes. Although we have taken steps to focus our business in these areas, our progress will be impacted by the timing of customer contracts and implementations and the market acceptance of our services. Over this same period our business unit in Germany continued to grow acceptance for its electronic invoicing product, and focused on further penetrating the German healthcare market with its security technology offerings.

In June 2008 we formed a joint venture with EncounterCare Solutions, Inc., a provider of technology and services for the home healthcare marketplace. The joint venture called ExpressMD™ Solutions will provide in-home patient vital signs monitoring systems and services to improve care for patients with chronic illnesses and reduce the cost of care by delivering results to their health care providers via the Internet. ExpressMD™ Solutions combines EncounterCare’s Electronic House Call™ patient vital signs monitoring appliances with a specially designed web-based management and monitoring software module based on our Inscrybe™ Healthcare platform. The service enables unattended measurements of patients’ vital signs and related health information. Patients’ data is securely sent electronically to each patient’s health care provider for review. ExpressMD Solutions is designed to aid wellness and preventative care, and deliver better care to specific patient segments such as the elderly, special needs or pediatric patients with chronic illnesses who require regular monitoring of serious medical conditions. Using ExpressMD Solution’s offerings, health care providers will be able to easily view each specific patient’s vital statistics and make adjustments to the patient’s care plans via the Internet. ExpressMD Solution’s patient monitoring system is intended to provide patients with increased peace of mind and improved condition outcomes through a combination of care plan schedule reminders and comprehensive disease management education on their in-home communication unit. The service is designed to provide intelligent routing to alert on-duty caregivers whenever a patient’s vital signs are outside of the practitioner’s pre-set ranges. Healthcare providers and health insurers are also expected to benefit by having additional tools to improve patient care, and reduce overall in-person and emergency room patient visits.

During fiscal 2009 we have advanced the development of our ExpressMD telehealth service offering and continued to refine the capabilities of our patient vital signs monitoring appliance. We have also identified sources for the materials needed to manufacture the monitoring appliances, completed testing for the appliances and arranged for the production of the appliances with a contract manufacturer. In April 2009 we received 510(k) market clearance from the FDA for the monitoring appliance and are implementing our manufacturing and sales plans.

In August 2008, we entered into a definitive merger agreement to acquire all of the membership interests of Parascript LLC and certain of its subsidiaries. The agreement provided that either party may terminate the agreement if the proposed transaction was not consummated by December 31, 2008. On January 21, 2009, we received a notice of termination from Parascript.

We intend to continue our efforts to develop and market our software applications and web-based services in the United States and European markets. We also intend to focus on identifying additional applications and markets where our technology can address customer needs.

Our current revenues consist principally of transaction fees for web-based services, software license fees, hosting fees and maintenance charges. From our telehealth business we expect to generate revenues from hardware sales, monthly monitoring services and maintenance fees. Growth in our business is affected by a number of factors, including general economic and business conditions, and is characterized by long sales cycles. The timing of customer contracts, implementations and ramp-up to full utilization can have a significant impact on our results and we believe our results over a longer period of time provide better visibility into our performance.

Products and Services

Our business in the U.S. provides applications and services incorporating workflow automation, electronic signature, and transaction management capabilities based on our Inscrybe™ platform. Inscrybe™ is designed for ease of use and flexibility, and can be customized to meet the workflow needs of specific industries or companies. Inscrybe™ products and services are scalable, facilitating the gradual migration from existing paper processes. We believe that the ability of Inscrybe™ to permit customers to choose the modules they want to implement, as well as the platform’s ability to support mixed-modal forms of communication contribute to the platform’s functionality and versatility.

Inscrybe™ Healthcare—Inscrybe™ Healthcare, one of our main strategic initiatives, is a secure web-based health information exchange and workflow automation solution that enables healthcare industry participants to securely exchange and track a variety of documents, certificates, authorizations, and other information over different modes of communication, including electronic and fax delivery. Inscrybe™ Healthcare incorporates electronic signatures, rules based electronic forms, content authentication using the USPS® EPM®, workflow intelligence for routing and transaction management, and identity credentialing and verification. Inscrybe™ Healthcare allows users to streamline a number of critical workflows, and facilitates order processing, online review and electronic signature of healthcare documentation, while validating the identity of the parties involved. Further, it is designed to comply with Health Insurance Portability and Accountability Act (HIPAA) guidelines. We designed the Inscrybe™ Healthcare system in a modular fashion so it is easily configurable to meet customer needs and allow for the gradual migration from current paper-based processes to an efficient paperless automated work environment. It is used to track and manage a variety of structured and unstructured data and can be interfaced with existing in-house and external systems. Inscrybe Healthcare includes the following workflow automation modules:

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eReferral—automates the physician referral order entry and tracking process between physician offices and homecare providers. Physicians or their staff can initiate referrals and complete all associated documentation requirements within the eReferral module. Homecare providers can receive and process referral orders online, work with the referral source to interpret and prioritize orders, and complete supporting documentation.

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eCMN—provides an automated process for the exchange and management of certificates of medical necessity, written orders, and other supporting documentation required by healthcare payors for reimbursement of medical equipment and service claims from home medical equipment suppliers. In addition, a unified information management and reporting interface can maximize productivity and streamline compliance.

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ePOC—enables online processing of plan of care forms and other required documentation between home health agencies, skilled care providers, physicians, and payors to facilitate timely patient care and reimbursement. By accelerating the process online and eliminating paper, the ePOC module reduces physician and nurse paper handling time, thereby saving time and minimizing system costs for home health agencies and physicians.

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ePA—automates the processing and management of prior authorizations, prior approvals and treatment authorization requests required by state Medicaid programs and certain healthcare plans allowing care providers to submit the required supporting documents electronically through a secure, HIPAA-compliant web interface. The approved requests and supporting documents are instantly available for online review, which can expedite the claims process.

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eCA—provides an electronic submission and tracking process for documents that support medical reimbursement and claims. With eCA, healthcare providers can submit attachments of their claims to healthcare payors, including equipment catalogs, price lists, and other items, either electronically or in paper form (via fax) which are automatically linked to the appropriate filed claim.

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MDKeyBank—provides a physicians’ credentialing tool that allows for the electronic signing of medical forms online. MDKeyBank™ verifies both the credentials and authenticity of the physician’s professional identity. This process, which establishes the physician’s electronic identity, allows the physician to sign electronic content from any computer with Internet access. This credential fulfills industry standards for digital signatures, facilitating rapid patient care delivery, while increasing adherence to healthcare regulations for security and confidentiality of patient information.

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Inscrybe Healthcare Discharge—enables hospital case managers, social workers, and discharge planners to optimize the patient discharge process. The Discharge module uses defined workflows for patient discharge referrals, eligibility verification and acceptance, and automatic notifications to suitable care facilities or home care providers. It integrates with a hospital’s information or patient record system, resulting in a more cost-effective discharge planning process and enhanced compliance and audit capabilities.

ExpressMD™—the complete ExpressMD™ solution integrates Electronic House Call™, an advanced in-home patient vital signs monitoring system, with a software interface based on the Inscrybe™ Healthcare platform. ExpressMD™ works with simple devices, such as blood pressure monitors, weight scales, thermometers, glucometers, and wound care cameras, for unassisted patient vital signs measurement, suited for patients that require repeated assessment. The system allows for manual entry or automatically takes vital signs from peripherals (both wired and wireless devices) and communicates with the practitioner over the Internet for analysis and intervention. Patients can access the information on monitoring software interface to review their own vital statistics history, as well as to obtain reminders of their scheduled medications, practitioner instructions, and therapy regimen. The system also included onscreen patient treatment, disease management education, and intelligent routing to alert on-duty caregivers if any vital statistics fall outside of the range of parameters pre-set by the practitioner. Additionally, physicians and their staff can order supplies and services for patients using the Inscrybe Healthcare feature provided by the system.

Inscrybe™ Office—a web-based service, for business or personal use, to securely and conveniently sign, seal and confirm receipt of important documents over the web. The service supports multiple electronic signatures on the same document, provides optional features such as acknowledgment of receipt, verification of recipient identity, content authentication using the USPS EPM and audit trails. Inscrybe Office can be used for legally binding or compliance-dependent transactions such as business or personal contracts, agreements, closing documents, transcripts, offer letters, prescriptions, authorizations and other important documents.

USPS EPM® Service—a content integrity and time-and-date stamp application, enables a user to have a digital record of a transaction created and stored by a trusted third party that can be used to verify the content, date, time and parties related to the transaction in the future. The EPM can be used to verify the authenticity of a document or file sent electronically as of a specific point in time and allows users to detect whether or not documents or files stamped with an EPM seal have been altered or modified. The USPS EPM incorporates our proprietary content authentication technology and is branded by the USPS pursuant to a non-exclusive, worldwide license agreement between the USPS and the company. Under the license agreement, the USPS will define and maintain the technical and operational standards for the EPM service, and serve as backup verifier for all EPM transactions.

In instances where the above structured services may not exactly match the business needs of our customers, we also design and provide custom solutions that leverage the technical and operational capabilities that form the basis of the above services.

Our business in Germany provides signature-based business process software applications and solutions for European and International customers that feature easy integration, economic efficiency, and platform independence. Our subsidiary, Authentidate International, AG, is a Certification Service Provider, accredited by the German Regulatory Authority for Telecommunications and Post in accordance with the German Electronic Signature Act and European directives. The German Electronic Signature Act established the conditions required to give digital documents legal validity through the use of electronic signatures, granting them an equivalent status to conventional paper documents (i.e. enabling them to be used as evidence in legal disputes). As an accredited provider, our solutions generate legally valid time stamps in accordance with the German Electronic Signature Act and European guidelines. Our current products and services include the following:

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eBilling Signature Server—enables centralized application of qualified signatures to a user’s electronic invoice generation process to permit development of a large volume of electronic invoices. Related modules include the Signature Check Server for high volume signature verification and the eSign Client module for generating qualified signatures at the employee workstation.

•	eArchive Module—enables verification of qualified signatures stored in document management and archive systems. During the verification process the integrity and authenticity of the data is checked.

•	Scan Signature Module—integrates qualified personal signatures in processes for mass document recording.

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eTimeStamp Module—creates qualified time stamps to provide proof of time and date for electronic documents. Related modules include Timestamp Server, Timestamp Proxy and Timestamp and Seal Service which enables users to generate timestamps and company seals (signatures).

•	eMail Security Server—provides a centralized secure e-mail solution providing Public Key Infrastructure functions, such as the signing, verifying, encoding and decoding of e-mails and attachments.

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Signamus Signature Service and Signature Check Web service—provides an out-sourced qualified signature and verification service for entities and a 7 x 24 web service to verify signatures and time stamps.

In Germany we also provide customized security software solutions to customers, primarily in the healthcare space today.

Risks Associated with Our Business

Investing in our securities involves a high degree of risk. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this Prospectus Summary as well as any applicable prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus, any applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

Recent Event

On September 23, 2009, we entered into a Standby Commitment with an accredited investor pursuant to which the lender agreed to purchase senior secured convertible debentures in an aggregate principal amount of up to $3,000,000. During the 12-month commitment term, upon at least 30 days’ written notice by us, the lender will purchase convertible debentures in the aggregate principal amount specified in such notice. In the event convertible debentures are sold, we would also issue the lender 13,333 common stock purchase warrants for each $100,000 of convertible debentures sold. In addition, we issued an additional 400,000 warrants to the lender in consideration of the commitment to provide the financing. The convertible debentures will mature on the 18 month anniversary of issuance and bear interest at the rate of 10% per annum, payable quarterly in cash or shares of common stock priced at market at our option, and are convertible into shares of our common stock at a conversion price of $1.20 per share. The convertible debentures will be senior obligations and are secured by substantially all of our assets. The warrants will be exercisable for five years at an exercise price equal to the initial conversion rate of the convertible debentures. If we close a financing with a third party or sell certain of our assets, then we shall redeem the maximum amount of any outstanding convertible debentures of which the net proceeds would be sufficient to repay. In addition, if sufficient, the net proceeds from such a transaction would then be applied to reduce any then-undrawn portion of the total amount of the Standby Commitment. Further, if such a transaction occurs while no convertible debentures are outstanding, the total amount of the commitment will be reduced by the net proceeds generated from such transaction. We will execute more definitive documents pertaining to the commitment with the lender as soon as practicable. However, the lender agreed that the commitment is a binding obligation as of the date it was executed. The lender is an entity affiliated with Mr. Douglas Luce, who is a brother of Mr. J. David Luce, a member of our board of directors. The Convertible Debentures and Warrants will be restricted securities issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

The Offering

From time to time we may offer common stock, preferred stock, warrants and debt securities at an aggregate initial offering price not to exceed $40,000,000. However, we are currently subject to General Instruction I.B.6 of

Form S-3 and are only permitted to utilize the registration statement of which this prospectus forms a part to sell a maximum amount of securities equal to one-third (33.33%) of the aggregate market value of the outstanding voting and non-voting common equity held by our non-affiliates in any 12 month period. The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness in one or more series. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, or as units, which may include combinations of the securities and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities will accompany this prospectus. The terms described in a prospectus supplement will include:

•	in the case of common stock, the offering price and number of shares;

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in the case of preferred stock, with respect to the relevant class or series, the offering price, title, maximum number of shares, dividend rate, if any (which may be fixed or variable), time of payment and relative priority of any dividends, any terms for redemption at our option or the option of the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any voting rights, any restrictions on future issuances, any listing on a securities exchange and any other terms of the preferred stock;

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in the case of warrants, the offering price, designation and terms of the security purchasable upon exercise of the warrant (which may be a debt security or common or preferred stock), exercise price, amount of such underlying security that may be purchased upon exercise, exercisability and expiration dates, redemption provisions, if any, and any other terms of the warrants; and

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in the case of debt securities, the title, aggregate principal amount, denominations, seniority, maturity, interest rate, if any (which may be fixed or variable), time of payment of any interest, any terms for redemption at our option or the option of the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering and sale of such debt securities.

Any prospectus supplement may also add, update, or change information contained in this prospectus. Such prospectus supplement will also contain the following information about the offered securities: names of any lead or managing underwriters or agents and a description of any underwriting or agency arrangements; and any underwriting discounts and commissions or agency fees, and our net proceeds. This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Certain persons participating in an offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in such securities and the imposition of a penalty bid, in connection with such offering. For a description of these activities, see “Plan of Distribution” in this prospectus.

General

Authentidate Holding Corp. was organized in August 1985 as Bitwise Designs, Inc. and reincorporated under the laws of the state of Delaware in May 1992. Our principal executive office is located at the Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, New Jersey 07922, and our telephone number is (908) 787-1700. Our website is www.authentidate.com; however, the information in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below and other information in this prospectus and in the documents incorporated by reference into this prospectus before deciding to invest in our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects. If any of the following risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects. In that case, the trading price of our securities could decline and you may lose part or all of your investment.

Risks Related to Our Business

Failure to increase our revenue and keep our expenses consistent with revenues could prevent us from achieving and maintaining profitability.

We incurred net losses of approximately $9,367,000, $15,811,000, and $15,063,000 for the fiscal years ended June 30, 2009, 2008 and 2007, respectively and had an accumulated deficit of approximately $146,443,000 at June 30, 2009. We have expended, and will continue to be required to expend, substantial funds to pursue product development projects, enhance our marketing and sales efforts and to otherwise operate our business. Therefore, we will need to generate higher revenues to achieve and maintain profitability and cannot assure you that we will be profitable in any future period. Our prospects should be considered in light of the difficulties frequently encountered in connection with the establishment of a new business line, which characterizes our business, such as the difficulty in creating a viable market, the significant related development and marketing costs and the overall competitive environment in which we operate. This risk may be more acute in light of our disposition of our other operating segments. Accordingly, there can be no assurance that we will be able to achieve profitable operations in future operating periods. Our business results are likely to remain uncertain as we are unable to reliably predict revenues from our current customers or our ability to derive revenues from our joint venture. Revenue levels achieved from our customers, the mix of products and solutions that we offer, our ability to introduce new products as planned and our ability to reduce and manage our operating expenses will affect our financial results. Consequently, we cannot assure you that we will be profitable in any future period.

Our capital requirements are significant and we have historically financed our operations through private placements of securities.

Our capital requirements have been and will continue to be significant. We have been substantially dependent upon private placements of our securities and on short-term and long-term loans from lending institutions to fund such requirements. We are expending significant amounts of capital to develop, promote and market our software, services and products. Due to these expenditures, we have incurred significant losses to date. We used approximately $7,910,000, $14,903,000, and $14,852,000 in cash for continuing operating activities for the fiscal years ended June 30, 2009, 2008 and 2007, respectively. Our available cash, cash equivalents and marketable securities as of June 30, 2009 totaled approximately $6,564,000. We expect the proceeds received from our February 2004 private financing, in which we raised approximately $69,100,000 in net proceeds, and revenues generated from operations, the standby commitment and asset sales, to satisfy our cash needs at least the next twelve months, as measured from the date of our annual report on Form 10-K for the fiscal year ended June 30, 2009. No assurances can be given that we will be able to attain sales levels and support our costs through revenues derived from operations. If we are unable to attain projected revenue levels for our business, it may be necessary to raise additional capital to fund operations and to meet our obligations in the future. Our future capital requirements will depend on, and could increase substantially as a result of many factors, including:

•	our need to utilize a significant amount of cash to support research and development activities and to make incremental investments in our organization;

•	our ability to achieve targeted gross profit margins and cost reduction objectives;

•	our ability to reach break-even or profitability;

•	the extent to which we consolidate our facilities and relocate employees and assets;

•	the success of our sales and marketing efforts;

•	the extent and terms of any development, marketing or other arrangements, including our joint venture; and

•	changes in economic, regulatory or competitive conditions, including the current financial crisis.

Our revenues may be affected by changes in technology spending levels.

In the past, unfavorable or uncertain macroeconomic conditions and reduced global technology spending rates have adversely affected the markets in which we operate. The current recession could reduce the demand for our products and negatively impact revenues and operating profit. We are unable to predict changes in general macroeconomic conditions and when global spending rates will be affected. Furthermore, even if spending rates increase, we cannot be certain that the market for our products and solutions will be positively impacted. If there are future reductions in either domestic or international spending rates, or if spending rates do not increase, our revenues, operating results and financial condition may be adversely affected.

Recent turmoil in the credit markets and the financial services industry may negatively impact our business, results of operations, financial condition or liquidity.

Recently, the credit markets and the financial services industry have been experiencing a period of unprecedented turmoil and upheaval characterized by the bankruptcy, failure, collapse or sale of various financial institutions and an unprecedented level of intervention from the United States federal government. While the ultimate outcome of these events cannot be predicted, they may have a material adverse effect on our liquidity and financial condition if our ability to obtain financing for operations or obtain credit from trade creditors were to be impaired. In addition, the recent economic crisis could also adversely impact our customers’ ability to finance the purchase of our products and solutions, which may negatively impact our business and results of operations.

If the United States Postal Service cancels our license agreement, we may need to incur additional costs in our efforts to successfully commercialize this technology.

In July 2007, we entered into a new three-year license agreement with the U.S. Postal Service® (USPS) to act as a non-exclusive authorized service provider of the USPS Electronic Postmark® (EPM). Pursuant to this license agreement, the USPS granted the company a non-exclusive, worldwide license to use its applicable trademarks and other intellectual property rights for the EPM service in order to enable us to offer the EPM service directly to the market. The USPS will define and maintain the technical and operational standards for the EPM service, and serve as backup verifier for all EPM transactions. Authentidate is the first provider to be authorized in a new standards-based EPM service model created by the USPS to help ensure performance standards and facilitate the development of a multi-provider environment. We have operated the EPM service on behalf of the USPS since March 2003, under a strategic alliance agreement that expired on July 31, 2007.

This license agreement is effective as of August 1, 2007 and will expire in three years unless it is sooner terminated in accordance with its terms. Either party may terminate the agreement upon written notice if the other party is in material breach of any provision thereof, subject to applicable cure periods. In addition, either party may terminate this agreement for any reason, upon 120 days notice to the other party. No assurances can be given that the USPS will not terminate this agreement which termination could adversely affect our ability to commercialize this technology.

The USPS will also have the right to terminate the license agreement upon written notice in connection with a change in control transaction affecting Authentidate. In accordance with the terms of the license agreement, Authentidate is required to provide prior written notice to the USPS of any merger, acquisition, restructuring, change of control, sale of all or substantially all of the stock or assets of Authentidate to which the USPS agreement relates, or an assignment to an affiliate, parent or subsidiary. Although such transactions do not require the approval or consent of USPS, USPS has the right, exercisable within 20 days from its receipt of Authentidate’s notice, to terminate the license Agreement.

On December 20, 2006, the President signed into law PL 109-435. This statute defines as “postal services” essentially the carriage of paper and printed matter, but grandfathers other services that were being offered by the USPS as of January 1, 2006, which we believed would include the EPM. However, the legislation further directed the Postal Regulatory Commission (PRC) to review non-postal services within two years to determine whether they should continue taking into account “the public need for the service” and “the ability of the private sector to meet the public need for the service.” In December 2008, the PRC determined that the USPS was authorized to continue the EPM as a “non-postal service.”

We depend on growth in the software as a service market, and lack of growth or contraction in this market could materially adversely affect our sales and financial condition.

Our software and internet solutions compete with other “software as a service” solutions. Demand for our solutions and software offerings is driven by several factors, including an increased focus on protecting business-critical applications, government and industry regulations requiring data protection and integrity, and the growth in the market for software as a service. Segments of the computer and software industry have in the past experienced significant economic downturns and decreases in demand as a result of changing market factors. A change in the market factors that are driving demand for offerings of software as a service could adversely affect our sales, profitability and financial condition.

We depend on third parties for the manufacture and distribution of our telehealth appliance, which may result in delays and quality-control issues.

We do not own or lease any manufacturing facilities. Accordingly, in order to market our telehealth solution, ExpressMD Solutions purchases finished appliances from an unaffiliated supplier. In addition, our joint venture entity has engaged an unaffiliated third party to provide distribution services for this solution. If the agreements with these third parties are terminated or if they do not perform their obligations under such agreements, it could take several months to establish and qualify alternative manufacturing and distribution partners for our products and we may not be able to fulfill our customers’ orders in a timely manner. We believe that at the present time, that in the event our existing third party relationships terminate, that alternative providers are available on commercially reasonable terms. However, there can be no assurance that the future production capacity of our current manufacturer will be sufficient to satisfy our requirements or that alternative providers of manufacturing or distribution services will be available on commercially reasonable terms, or at all. The failure to identify suitable alternative manufacturers or distributors could adversely impact our customer relationships and our financial condition. In addition, due to our use of third-party manufacturers and distributors, we do not have control over the timing of product shipments. Delays in shipment could result in the deferral or cancellation of purchases of our products, which would harm our results of operations in any particular quarter. Net revenue for a period may be lower than predicted if large orders forecasted for that period are delayed or are not realized, which could impact cash flow or result in a decline in our stock price.

We have been named as a party to several class action and derivative action lawsuits, and we may be named in additional litigation, all of which could require significant management time and attention and result in significant legal expenses. An unfavorable outcome in one or more of these lawsuits could have a material adverse effect on our business, financial condition, results of operations and cash flows.

As described in detail in our periodic reports filed with the Securities and Exchange Commission, several purported class action complaints were filed in federal court alleging our company and certain of our current and former directors and former officers violated the federal securities laws. Subsequently, four purported shareholder derivative actions were filed against certain of our current and former directors and former officers based on allegations substantially similar to those set forth in the purported class actions. The expense of defending such litigation may be substantial and the time required to defend the actions could divert management’s attention from the day-to-day operations of our business, which could adversely affect our business, results of operations and cash flows. In addition, an unfavorable outcome in such litigation could have a material adverse effect on our business, results of operations and cash flows. As previously reported in March 2009, the United States District Court for the Southern District of New York dismissed with prejudice the second amended compliant that had been filed in a shareholder class action against the company and certain current and former directors and former officers. In April 2009, the plaintiff filed an appeal, which is currently pending with the U.S. Court of Appeals for the Second Circuit.

Our success is dependent on the performance of our management and the cooperation, performance and retention of our executive officers and key employees.

Our business and operations are substantially dependent on the performance of our senior management team and executive officers. If our management team is unable to perform it may adversely impact our results of operations and financial condition. We do not maintain “key person” life insurance on any of our executive officers. The loss of one or several key employees could seriously harm our business. Any reorganization or reduction in the size of our employee base could harm our ability to attract and retain other valuable employees critical to the success of our business.

If we lose key personnel or fail to integrate replacement personnel successfully, our ability to manage our business could be impaired.

Our future success depends upon the continued service of our key management, technical, sales, finance, and other critical personnel. Other than our President, CFO and the President of our German operation, our key personnel do not have employment agreements and we cannot assure you that we will be able to retain them. Key personnel have left our company in the past and there likely will be additional departures of key personnel from time to time in the future. The loss of any key employee could result in significant disruptions to our operations, including adversely affecting the timeliness of product releases, the successful implementation and completion of company initiatives, the effectiveness of our disclosure controls and procedures and our internal control over financial reporting, and the results of our operations. In addition, hiring, training, and successfully integrating replacement sales and other personnel could be time consuming, may cause additional disruptions to our operations, and may be unsuccessful, which could negatively impact future revenues.

If the carrying value of our long-lived assets is not recoverable, an impairment loss must be recognized which would adversely affect our financial results.

We evaluate our long-lived assets, including property and equipment, goodwill, acquired product rights, and other intangible assets, whenever events or circumstances occur which indicate that these assets might be impaired. Goodwill is evaluated annually for impairment at the end of each fiscal year, regardless of events and circumstances. In fiscal 2005 we recorded an impairment charge of approximately $4,800,000 for goodwill and other long-term intangible assets. As of June 30, 2009, we had approximately $7,341,000 of goodwill principally from our acquisition of our German subsidiary, Authentidate International, AG. We will continue to evaluate the recoverability of the carrying amount of our long-lived assets, and we may incur substantial impairment charges, which could adversely affect our financial results.

We have incurred significant additional costs concerning our international operations and may incur additional costs in the future.

We have incurred substantial costs in supporting the operation of our German subsidiary, Authentidate International, AG. In June 2009, we renewed for one-year our employment agreement with Mr. Jan Wendenburg, the CEO of Authentidate International, pursuant to which he will receive a base salary of approximately,

210,000 Euros. Further, for the fiscal years ended June 30, 2009, 2008 and 2007, we advanced or made capital investments of approximately $1,927,000 to this subsidiary. We cannot provide any assurance that we will recoup any of these amounts from this subsidiary. We expect to incur additional costs in the future in connection with the operations of this subsidiary.

Developing and implementing new or updated software and services and other product offerings may take longer and cost more than expected.

We rely on a combination of internal development, strategic relationships, licensing and acquisitions to develop our software and services. The cost of developing new software, services and other product offerings, such as Inscrybe Healthcare and related modules and our telehealth offering, is inherently difficult to estimate. Our development and implementation of proposed software, services or other product offerings may take longer than originally expected, require greater investment of cash resources that initially expected, require more testing than originally anticipated and require the acquisition of additional personnel and other resources. Accordingly, we expect to face substantial uncertainties with respect to the performance and market acceptance of new software and services and other product offerings. If we are unable to develop new or updated software, services or other product offerings on a timely basis and implement them without significant disruptions to the existing systems and processes of our customers, we may lose potential revenues and harm our relationships with current or potential customers.

New or updated software, services and product offerings will not become profitable unless they achieve sufficient levels of market acceptance, which may require significant efforts and costs.

There can be no assurance that customers and potential customers will accept from us new or updated software, services and other products. The future results of our business will depend, in significant part, on the success of our software, services or other product offerings. Current and potential customers may choose to use similar products and services offered by our competitors or may not purchase new or updated software, services or products, especially when they are initially offered and if they require changes in equipment or workflow. For software, services and products we are developing or may develop in the future, including through our Express MD joint venture, there can be no assurance that we will attract sufficient customers or that such offerings will generate sufficient revenues to cover their associated development, marketing and maintenance costs. Furthermore, there can be no assurance that any pricing strategy that we implement for any new software and services or other product offerings will be economically viable or acceptable to the target markets. Failure to achieve broad penetration in target markets with respect to new or updated software, services and product offerings could have a material adverse effect on our business prospects. Further, achieving market acceptance for new or updated software, services and product offerings is likely to require substantial marketing efforts and expenditure of significant funds to create awareness and demand by potential customers.

We do not have patents on all the technology we use, which could harm our competitive position.

Presently, we have two issued U.S. patents and one issued foreign patent. In addition, we have three U.S. and one foreign patent application pending relating to the technology and business processes underlying our services and applications. However, some of the technology embodied in some of our current products cannot be patented. We have registered the trademarks “Authentidate”, “Inscrybe,” “Inscrybe Office” and “CareCert” in the U.S., the trademark “Authentidate” in Canada, Germany, Mexico and in the European Community, “Inscrybe” in the European Community and “Inscrybe Office” and a number of other trademarks as Madrid Protocol international registrations. We have also sought to register a number of additional trademarks in the U.S. and certain foreign markets. We continue to take steps to protect our intellectual property rights including filing additional trademark and patent applications where appropriate. We rely on confidentiality agreements with our key employees to the extent we deem it to be necessary. We further intend to file patent applications for any new products we may develop, to the extent that we believe that any technology included in such products is patentable. There can be no assurance that any patents in fact, will be issued or that any such patents that do issue will be effective to protect our products and services from duplication by other manufacturers or developers or to prevent our competitors from offering similar products and services.

Other companies operating within our business segments may independently develop substantially equivalent proprietary information or otherwise obtain access to our know-how, much of which is maintained as trade secrets. In addition, there can be no assurance that we will be able to afford the expense of any litigation which may be necessary to enforce our rights under any patent. Although we believe that the products we sell do not and will not infringe upon the patents or violate the proprietary rights of others, it is possible that such infringement or violation has occurred or may occur. We have investigated patents held by third parties of which we are aware and believe that our products and services do not infringe on the claims of these patents. Although we have not received notice of any other claims that our products or services are infringing, we cannot provide any assurances that our products and services do not infringe upon any third party patents, including the patents we have investigated.

In the event that products we sell or services we provide are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products and/or services or obtain a license for the manufacture, use and/or sale of such products and services. There can be no assurance that, in such an event, we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business. Moreover, there can be no assurance that we will have the financial or other resources necessary to defend against a patent infringement or proprietary rights violation action. In addition, if our products, services or proposed products or services are deemed to infringe upon the patents or proprietary rights of others, we could, under certain circumstances, become liable for damages or subject to an injunction, which could also have a material adverse effect on our business.

Because we currently derive a majority of our revenues from a few software and service offerings, any decline in demand for these offerings could severely harm our ability to generate revenues.

We currently derive a majority of our revenues from a limited number of software and service offerings. In addition, our focus on building our business is concentrated on markets for software and services where content integrity, workflow automation, electronic signatures and time and date stamping are important to customers. As a result, we are particularly vulnerable to fluctuations in demand for these offerings, whether as a result of competition, product obsolescence, technological change, customer spending, or other factors. If our revenues derived from our software and service offerings were to decline significantly, our business and operating results would be adversely affected. Additionally, for the year ended June 30, 2009 we reported that two customers accounted for approximately 21% of our consolidated revenues. As a result, if our relationships with these or other significant customers were disrupted we could lose a significant percentage of our anticipated revenues which could have material adverse effect on our business.

Some of our software and service offerings have long and unpredictable sales cycles, which may impact our quarterly operating results.

Transactions for some of our software and service offerings require customers to undertake customized installations to integrate the solutions into their legacy systems and require them to modify existing business practices. The period from our initial contact with a potential customer until the execution of an agreement is difficult to predict and can be in excess of six months. The sales cycles for these transactions can be long and unpredictable due to a number of uncertainties such as:

•	customers’ budgetary constraints;

•	the need to educate potential customers about our software and service offerings;

•	the timing of customers’ budget cycles;

•	delays caused by customers’ internal review processes;

•	customers’ willingness to invest resources and modify their network infrastructures to take advantage of our offerings; and

•	for sales to government customers, governmental regulatory approval and purchasing requirements.

We are unable to control or influence many of these factors. Further, we have experienced delays in the pace of adoption and use by our customers of our transaction-based offerings, such as Inscrybe Healthcare, which has adversely affected our earnings. We may experience similar delays with Inscrybe Office and other products currently under development. During the sales cycle and the implementation period, we may expend substantial time, effort and money preparing contract proposals, negotiating contracts and implementing solutions without receiving any related revenue. In addition, many of our expenses are relatively fixed in the short term, including personnel costs and technology and infrastructure costs. Accordingly, our inability to generate sufficient revenues from these offerings has a direct impact on our results of operations.

The failure to properly manage our growth could cause our business to lose money.

We are expanding our sales and marketing efforts in order to develop and pursue existing and potential market opportunities. This growth is expected to place a significant demand on management and operational resources. In order to manage growth effectively, we must implement and improve our operational systems and controls on a timely basis. If we fail to implement these systems and controls, our business, financial condition, results of operations and cash flows will be materially and adversely affected.

Our software and web-based services and web site may be subject to intentional disruption.

Although we believe we have sufficient controls in place to prevent intentional disruptions, such as software viruses specifically designed to impede the performance of our software and web-based services, we may be affected by such efforts in the future. Further, despite the implementation of security measures, this infrastructure or other systems that we interface with, including the Internet and related systems, may be vulnerable to physical break-ins, hackers, improper employee or contractor access, programming errors, attacks by third parties or similar disruptive problems, resulting in the potential misappropriation of our proprietary information or interruptions of our services. Any compromise of our security, whether as a result of our own systems or systems that they interface with, could substantially disrupt our operations, harm our reputation and reduce demand for our services.

Performance problems with our systems or system failures could cause us to lose business or incur liabilities.

Our customer satisfaction and our business could be harmed if we experience transmission delays or failures or loss of data in the systems we use to provide services to our customers, including transaction-related services. These systems are complex and, despite testing and quality control, we cannot be certain that problems will not occur or that they will be detected and corrected promptly if they do occur. In providing these services, we rely on internal systems as well as communications and hosting services provided by third parties, such as the Internet. To operate without interruption, both we and the service providers we use must guard against:

•	damage from fire, power loss and other natural disasters;

•	communications failures;

•	software and hardware errors, failures or crashes;

•	security breaches, computer viruses and similar disruptive problems; and

•	other potential interruptions.

We have experienced periodic system interruptions in the past, and we cannot guarantee that they will not occur again. In the event of a catastrophic event at one of our data centers or any third party facility we use, we may experience an extended period of system unavailability, which could negatively impact our business. Further, if such an event caused the loss of stored data, it could have a material adverse impact on our business or cause us to incur material liabilities. Although we maintain insurance for our business, we cannot guarantee that our insurance will be adequate to compensate us for all losses that may occur or that this coverage will continue to be available on acceptable terms or in sufficient amounts.

In addition, some of our web-based services may, at times, be required to accommodate higher than expected volumes of traffic. At those times, we may experience slower response times or system failures. Any sustained or repeated interruptions or disruptions in these systems or slow down in their response times could damage our relationships with customers. Further, the Internet has experienced, and is likely to continue to experience, significant growth in the number of users and the amount of traffic. If the Internet continues to experience increased usage, the Internet infrastructure may be unable to support the demands placed on it which could harm its reliability and performance. Any significant interruptions in our services or increases in response time could result in a loss of potential or existing users of services and, if sustained or repeated, could reduce the attractiveness of our services.

We are subject to product liability risks associated with the production, marketing and sale of products used in the healthcare industry.

The production, marketing and sale of devices used in the health-care industry have inherent risks of liability in the event of product failure or claim of harm caused by product operation. Furthermore, even meritless claims of product liability may be costly to defend against. The commercialization of the telehealth device exposes us to such claims. These types of product liability claims may result in decreased demand for this product, injury to our reputation, related litigation costs; and substantial monetary awards to plaintiffs. Although we currently maintain product liability insurance, we may not have sufficient insurance coverage, and we may not be able to obtain sufficient coverage at a reasonable cost. Our inability to obtain product liability insurance at an acceptable cost or to otherwise protect against potential product liability claims could inhibit the commercialization of any products that we develop. If we are sued for any injury caused by our products or processes, then our liability could exceed our product liability insurance coverage and our total assets.

We need to comply with ongoing regulatory requirements applicable to our telehealth product and our ability to generate revenue from this product is subject to our ability to obtain acceptable prices or an adequate level of reimbursement from payors of healthcare costs.

The regulatory clearance for our telehealth product provides for its use for its intended purposes. In addition, the manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion, distribution and record-keeping for approved products are subject to extensive regulation. If the FDA determines that our promotional materials or activities constitute promotion of an unapproved use or we otherwise fail to comply with other FDA regulations, we may be subject to regulatory enforcement actions, including a warning letter, injunction, seizure, civil fine, suspensions, loss of regulatory clearance, product recalls or product seizures. In the more egregious cases, criminal sanctions, civil penalties, or disgorgement of profits are possible. The subsequent discovery of previously unknown problems may also result in restrictions on the marketing of our products, and could include voluntary or mandatory recall or withdrawal of products from the market. Further, we cannot predict the likelihood, nature or extent of adverse government regulation that may arise from future legislation or administrative action. If we are not able to maintain regulatory compliance, we will not be permitted to market our products and our business would suffer.

In addition, our ability to commercialize our telehealth product successfully will depend in part on the extent to which appropriate coverage and reimbursement levels for the cost of this product are obtained by us or by our direct customers from governmental authorities, private health insurers and other organizations. The ability of customers to obtain appropriate reimbursement for their products and services from private and governmental payors is critical to the success of medical technology device companies as the availability of reimbursement affects which products customers purchase and the prices they are willing to pay. The cost containment measures that health care payors and providers are instituting and the effect of any health care reform could materially and adversely affect our ability to generate revenues from this product and our profitability. In addition, given ongoing federal and state government initiatives directed at lowering the total cost of health care, the United States Congress and state legislatures will likely continue to focus on health care reform and the reform of the Medicare and Medicaid payment systems. While we cannot predict whether any proposed cost-containment measures will be adopted, the announcement or adoption of these proposals could reduce the price that we receive for our telehealth product in the future. We cannot predict the outcomes of any of legislative or regulatory efforts at reducing costs of providing health care and negative trends in this regard may have a material adverse effect on our business.

Our software and service and other product offerings may not be accepted by the market, which would seriously harm our business.

Demand and market acceptance for our currently available software and service and other product offerings remain subject to a high level of uncertainty. Achieving widespread acceptance of these or future offerings will continue to require substantial marketing efforts and the expenditure of significant funds to create and maintain brand recognition and customer demand for such offerings. Demand for our software and service and other product offerings depend on, among other things:

•	the perceived ability of our offerings to address real customer problems;

•	the perceived quality, price, ease-of-use and interoperability of our offerings as compared to our competitors’ offerings;

•	the market’s perception of how easy or difficult it is to deploy our software or services, especially in complex, network environments;

•	the continued evolution of electronic commerce as a viable means of conducting business;

•	market acceptance and use of new technologies and standards;

•	the ability of network infrastructures to support an increasing number of users and services;

•	the pace of technological change and our ability to keep up with these changes; and

•	general economic conditions, which influence how much money our customers and potential customers are willing to allocate to their information technology budgets.

There can be no assurance that adequate marketing arrangements will be made and continued for our software and services and there can be no assurance that any of these offerings will ever achieve or maintain widespread market acceptance or that such offerings will be profitable.

If we cannot continuously enhance our software and web-based service offerings in response to rapid changes in the market, our business will be harmed.

The software-based services industry and computer industry are characterized by extensive research and development efforts which result in the frequent introduction of new products and services which render existing products and services obsolete. Our ability to compete successfully in the future will depend in large part on our ability to maintain a technically competent research and development staff and our ability to adapt to technological changes in the industry and enhance and improve our software and web-based service offerings and successfully develop and market new offerings that meet the changing needs of our customers. Although we are dedicated to continued improvement of our offerings with a view towards satisfying market needs with the most advanced capabilities, there can be no assurance that we will be able to continue to do so on a regular basis and remain competitive with products offered by other manufacturers. At the present time, we do not have a targeted level of expenditures for research and development. We will evaluate all opportunities but believe the majority of our research and development will be devoted to enhancements of our existing software and web-based services.

If our software and web-based service offerings are not competitive, our business will suffer.

We are engaged in the highly competitive businesses of developing software-based workflow and authentication offerings. These markets are also continually evolving and, in some cases, subject to rapid technological change. Many of our competitors have greater financial, technical, product development, marketing and other resources than we do. These organizations may be better known than we are and have more customers than we do. We cannot provide assurance that we will be able to compete successfully against these organizations. We believe that the principal competitive factors affecting our markets include performance, ease of use, scalability, manageability, price and customer service and support. There can be no assurance that we will be able to successfully incorporate these factors into our software and web-based services and compete against current or future competitors or that competitive pressure we face will not harm our business. If we are unable to develop and market products to compete with the products of competitors, our business will be materially and adversely affected.

Our business, including Inscrybe Healthcare and our telehealth appliance and service and our electronic signing solutions are relatively new business lines and although the level of competition for these offerings is uncertain at this point in time, the field of software-based solutions in which we compete is highly competitive. There can be no assurances, however, that any of our offerings will achieve market acceptance.

We also expect that competition will increase as a result of industry consolidations and the formation of new companies with new, innovative offerings. Current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their software and service offerings to address the needs of our prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Increased competition is likely to result in price reductions, reduced operating margins and loss of market share, any of which could harm our business.

Our software and web-based services are complex and are operated in a wide variety of computer configurations, which could result in errors or product failures.

Our software and web-based services are complex and may contain undetected errors, failures or bugs that may arise when they are first introduced or when new versions are released. These offerings may be used in large-scale computing environments with different operating systems, system management software and equipment and networking configurations, which may cause errors or failures in our software or services or may expose undetected errors, failures or bugs in such offerings. Our customers’ computer environments are often characterized by a wide variety of configurations that make pre-release testing for programming or compatibility errors difficult and time-consuming. Despite testing by us and by others, errors, failures or bugs may not be found in new products or releases after commencement of commercial use. Errors, failures or bugs in our offerings could result in negative publicity, returns, loss of or delay in market acceptance of our software or services or claims by customers or others. Alleviating these problems could require significant expenditures of our capital and resources and could cause interruptions, delays or cessation of our licenses which could cause us to lose existing or potential customers and would adversely affect our financial conditions, results of operations and cash flows. Most of our license agreements with customers contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that these provisions may not prove effective in limiting our liability.

We have a significant amount of net operating loss carry forwards which we may not be able to utilize in certain circumstances.

At June 30, 2009, we had net operating loss (“NOL”) carry forwards for federal income tax purposes of approximately $113,000,000 available to offset future taxable income. Under Section 382 of the Internal Revenue Code, following an “ownership change,” special limitations apply to the use by a “loss corporation” of its (i) NOL carry forwards arising before the ownership change and (ii) net unrealized built-in losses (if such losses existed immediately before the ownership change and exceed a statutory threshold amount) recognized during the five years following the ownership change ((i) and (ii) are referred to collectively as the “Applicable Tax Attributes”). After an ownership change, the amount of the loss corporation’s taxable income for each post-change taxable year that may be offset by the Applicable Tax Attributes is limited to the product of the “long-term tax-exempt rate” (published by the IRS for the month of the ownership change) multiplied by the value of the loss corporation’s stock (the “Section 382 Limitation”). To the extent that the loss corporation’s Section 382 Limitation in a given taxable year exceeds its taxable income for the year, that excess increases the Section 382 Limitation in future taxable years.

Risks Related to Our Common Stock

Our stock price is volatile and could decline.

The price of our common stock has been, and is likely to continue to be, volatile. Our stock price during the fiscal year ended June 30, 2009 traded as low as $0.08 per share and as high as $1.32 per share. We cannot assure you that your initial investment in our common stock will not fluctuate significantly. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

•	quarterly variations in our operating results;

•	announcements we make regarding significant contracts, acquisitions, dispositions, strategic partnerships, or joint ventures;

•	additions or departures of key personnel;

•	the introduction of competitive offerings by existing or new competitors;

•	uncertainty about and customer confidence in the current economic conditions and outlook;

•	reduced demand for any given software or web-based service offering; and

•	sales of our common stock.

In addition, the stock market in general, and companies whose stock is listed on The NASDAQ Capital Market, have experienced extreme price and volume fluctuations that have often been disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

Since we have not paid dividends on our common stock, you may not receive income from this investment.

We have not paid any dividends on our common stock since our inception and do not contemplate or anticipate paying any dividends on our common stock in the foreseeable future. Earnings, if any, will be used to finance the development and expansion of our business.

Additional financings could result in dilution to existing stockholders and otherwise adversely impact the rights of our common stockholders.

Additional financings which we may require in the future will dilute (either economically or in percentage terms) the ownership interests of our stockholders. In addition, we may not be able to secure any such additional financing on terms acceptable to us, if at all. We have the authority to issue additional shares of common stock and preferred stock, as well as additional classes or series of warrants or debt obligations which may be convertible into any one or more classes or series of ownership interests. We are authorized to issue 75 million shares of common stock and 5 million shares of preferred stock. Subject to compliance with the requirements of the Nasdaq Stock Market, such securities may be issued without the approval or other consent of our stockholders.

In addition, in the event that any future financing should be in the form of, be convertible into or exchangeable for, equity securities, and upon the conversion or exercise of such securities, investors may experience additional dilution. Moreover, in addition to the above referenced shares of common stock, we may issue undesignated shares of preferred stock, the terms of which may be fixed by our board of directors. We have issued preferred stock in the past, and our board of directors has the authority, without stockholder approval, to create and issue one or more additional series of such preferred stock and to determine the voting, dividend and other rights of holders of such preferred stock. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. The issuance of any of such series of preferred stock or debt securities may have an adverse effect on the holders of common stock.

The exercise of our outstanding options and warrants, or conversion of our outstanding shares of Series B Preferred Stock, may depress our stock price and dilute your ownership of the company.

As of September 23, 2009, the following options and warrants were outstanding:

•

Stock options to purchase approximately 4,358,000 shares of common stock at exercise prices ranging from $0.26 to $7.28 per share, not all of which are immediately exercisable. The weighted average exercise price of the outstanding stock options is $3.14 per share. These stock options are employee and non-executive director options.

•	Immediately exercisable warrants to purchase approximately 550,000 shares of common stock at exercise prices of $0.39 and $1.20 per share.

•	Stock options to purchase 375,000 shares of common stock at an exercise price of $3.25 per share to an independent consultant which are exercisable upon achieving certain sales levels.

In addition, there are currently outstanding 28,000 shares of our Series B Preferred Stock. The holder of the Series B Preferred Stock may convert these shares into shares of our common stock at a conversion price equal to $1.40 per share. Accordingly, the outstanding 28,000 shares of Series B Preferred Stock are presently convertible into an aggregate of 500,000 shares of our common stock.

To the extent that these securities are exercised or converted, dilution to our shareholders will occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected, since the holders of these securities can be expected to exercise or convert them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than the exercise and conversion terms provided by those securities. Further, in the event the conversion price of the Series B Preferred Stock is lower than the actual trading price on the day of conversion, the holder could immediately sell all of its converted common shares, which would have a dilutive effect on the value of the outstanding common shares. Furthermore, the significant downward pressure on the trading price of our common stock as Series B Preferred Stock holders converted these securities and sell the common shares received on conversion could encourage short sales by the holders of Series B Preferred Stock or other shareholders. This would place further downward pressure on the trading price of our common stock. Even the mere perception of eventual sales of common shares issued on the conversion of the Series B Preferred Stock could lead to a decline in the trading price of our common stock.

Because our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use them and the proceeds may not be invested successfully.

As described under the caption “Use of Proceeds”, we intend to use the net proceeds from this offering for working capital, including investing in marketing, the hiring of additional personnel and research and development activities and for general corporate purposes. Therefore, our management will have broad discretion as to the use of the offering proceeds. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

Provisions in our charter documents and Delaware law could discourage or prevent a takeover, even if an acquisition would be beneficial to our stockholders.

Provisions of our certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. These provisions include:

•	authorizing the issuance of “blank check” preferred that could be issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt;

•	prohibiting cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates; and

•

advance notice provisions in connection with stockholder proposals that may prevent or hinder any attempt by our stockholders to bring business to be considered by our stockholders at a meeting or replace our board of directors.

USE OF PROCEEDS

Except as otherwise described in any applicable prospectus supplement, we intend to use the net proceeds from our sale of common stock, preferred stock, warrants and debt securities pursuant to this prospectus for working capital, including investing in marketing, the hiring of additional personnel and research and development activities and for general corporate purposes. In addition, any proceeds received from the sale of securities pursuant to this prospectus will also be used to repay any amounts outstanding under our recently announced standby commitment. As described above in greater detail under the caption “Prospectus Summary—Recent Event”, on September 23, 2009, we entered into a standby commitment with an accredited investor pursuant to which the lender agreed to purchase senior secured convertible debentures in an aggregate principal amount of up to $3,000,000 during a 12-month commitment term. If issued, the convertible debentures will mature on the 18 month anniversary of issuance and bear interest at the rate of 10% per annum, payable quarterly in cash or shares of common stock priced at market at our option, and are convertible into shares of our common stock at a conversion price of $1.20 per share. Pursuant to the terms of the commitment, if we close a financing with a third party or sell certain of our assets, then we shall redeem the maximum amount of any outstanding convertible debentures of which the net proceeds would be sufficient to repay. If we sell any convertible debentures pursuant to the commitment, we intend to use such proceeds for working capital and general corporate purposes. We also may use a portion of the net proceeds received from the sale of securities pursuant to this prospectus to acquire complementary technologies or products, although we currently have no agreements or commitments in this regard. We have not determined the amount of net proceeds from sales of our common stock, preferred stock, warrants and debt securities pursuant to this prospectus and any prospectus supplement that we will use for each of these purposes. Pending such uses, we may invest the net proceeds in short-term, investment-grade, interest-bearing securities or guaranteed obligations of the United States government or other securities. Accordingly, our management will have broad discretion in the application of net proceeds, if any.

THE SECURITIES WE MAY OFFER

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	warrants to purchase common stock, preferred stock or debt securities; or

•	debt securities.

The securities offered under this prospectus may be offered separately, or as units, which may include combinations of the securities and in amounts, at prices and on terms to be determined at the time of sale. The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. This prospectus may not be used to complete a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and is subject to and qualified by the applicable provisions of our certificate of incorporation, our bylaws and the relevant provisions of the law of the State of Delaware.

Common Stock

We are authorized to issue 75,000,000 shares of common stock, $0.001 par value per share. As of September 23, 2009, there were 34,295,795 shares of common stock outstanding. Our common stock is quoted on the Nasdaq Capital Market under the symbol “ADAT.” In addition, as of such date, we had issued and outstanding (a) options to purchase an aggregate of 4,733,000 shares of common stock and (b) warrants to purchase an aggregate of 550,000 shares of common stock. We also have outstanding 28,000 shares of Series B Convertible Preferred Stock, which presently may be converted into an aggregate of 500,000 shares of common stock. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the company, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by the rights of the holders of any series of preferred stock which we may designate and issue in the future.

Transfer Agent and Registrar. Continental Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, par value $0.10 per share, of which 28,000 shares are currently outstanding, all of which are designated as Series B Convertible Preferred Stock. We may issue authorized preferred stock in one or more series having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and redemption rights, as may, from time to time, be determined by the board of directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters, as the board of directors deems appropriate. In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges and limitations of this series of preferred stock will be filed with the Secretary of State of the State of Delaware. The effect of this preferred stock designation power is that our board of directors alone, subject to Federal securities laws, applicable blue sky laws, and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our common stock.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by a certificate of designations relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including

•	the maximum number of shares in the series and the distinctive designation;

•	the terms on which dividends will be paid, if any;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the voting rights, if any, on the shares of the series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The prospectus supplement will also contain a description of U.S. federal income tax consequences relating to the preferred stock, if material.

Voting Rights. The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal that would alter or change the powers, preferences, or special rights of the shares of preferred stock so as to affect them adversely. This right is in addition to any voting rights that may be provided for in the applicable certificate of designations.

Other. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or other preferred stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock or other preferred stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Anti-Takeover Effects of Provisions

of our Certificate of Incorporation, Bylaws and of Delaware Law

Certain provisions of our certificate of incorporation and bylaws and Delaware law could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult. These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal. The following summary of certain provisions of our certificate of incorporation and bylaws is not complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, copies of which may be obtained as described under the heading “Where You Can Find More Information” in this prospectus.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain provisions which could delay or prevent a third party from acquiring shares of our common stock or replacing members of our board of directors. Our certificate of incorporation allows our board of directors to issue shares of preferred stock. Our board of directors can determine the price, rights, preferences, and privileges of those shares without any further vote or action by the stockholders. As a result, our board of directors could make it difficult for a third party to acquire a majority of our outstanding voting stock. Since management is appointed by the board of directors, any inability to effect a change in the board of directors may result in the entrenchment of management. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Further, our bylaws provide that the size of the board of directors shall be fixed as determined from time to time by the board. The directors are to be elected at the annual meeting of the stockholders and each director elected shall hold office until his successor is elected and qualified. Any director or the entire board of directors may be removed, either with or without cause, by the holders of a majority of shares entitled to vote at an election of directors. Subject to the rights of the holders of any series of preferred stock, any vacancies on our board may be filled by the affirmative vote of a majority of the directors then in office. Any additional directorships resulting from an increase in the number of directors may also be filled by the directors.

Our bylaws also provide that special meetings of our stockholders may be called only by the chairman of our board of directors or our President or pursuant to a resolution adopted by a majority of the total number of authorized directors. Our bylaws also include advance notice provisions in connection with stockholder proposals that may prevent or hinder any attempt by our stockholders to bring business to be considered by our stockholders at a meeting or replace our board of directors.

Delaware anti-takeover law

We are subject to Section 203 of the Delaware General Corporation Law, or DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is defined generally as a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Limitation of liability and indemnification

Our certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care. This provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our officers or directors from compliance with federal or state securities laws.

Our certificate of incorporation and bylaws also provide for the indemnification of our directors and officers to the fullest extent authorized by the DGCL. The indemnification provided under our bylaws includes the right to be paid expenses in advance of any proceeding for which indemnification may be payable, provided that the payment of these expenses incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to us of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of our company pursuant to our certificate of incorporation, our bylaws and the DGCL, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into either between us and the warrant holders directly or between us and a bank or trust company, as warrant agent, or under such other arrangement as is described in the prospectus supplement relating to the warrants being offered pursuant to such prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. This summary of certain provisions of the warrants is not complete. For the complete terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, direct the issuance of the shares of our common stock purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date and compliance with other procedures for the proper exercise of such warrants as described in a prospectus supplement and the warrant agreement which is issued. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock or preferred stock that you purchased upon exercise. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, the prospectus supplement will describe any other provisions which may be included in warrants which we may issue that would result in an adjustment to the number of securities a holder will be entitled to receive upon exercise and/or in the exercise price of such warrant.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•

the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants, which may be exercisable in cash, securities or other property;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to vote, consent to or receive dividends; receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or exercise any rights as our stockholders.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, that may be purchased upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the debt warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between a trustee and us. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and subordinated indenture are called indentures. The prospectus, together with the applicable prospectus supplement, will describe all the material terms of a particular series of debt securities and the indentures.

The following is a summary of selected terms, provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and are subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that will either be filed by amendment or incorporated by reference in connection with an offering of debt securities registered hereunder.

Each prospectus supplement and any supplemental indenture may add, delete, update or change the terms of the debt securities as described in this prospectus. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•	whether the debt securities are senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date or dates the principal will be payable;

•

the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•

if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•

if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•

if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion provisions;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated debt securities”;

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

•	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Conversion, Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us. We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Initially, we intend to appoint the trustee as the security registrar. Any transfer agent, and any other security registrar, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary or any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security. See “Legal Ownership of Securities—Global Securities” in this prospectus for further information concerning this matter.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in limited circumstances, owners of beneficial interests in a global security will not be entitled to have the debt securities registered in their names, entitled to physical delivery of certificated debt securities or considered to be holders of those debt securities under the indenture. See “Legal Ownership of Securities—Global Securities” in this prospectus for further information concerning this matter.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security and payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary, which may change from time to time. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form, which may impair the ability to transfer beneficial interests in a global security. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of: (i) 10 business days prior to the date the money would be turned over to the applicable state; or (ii) at the end of two years after such payment was due, will be repaid to us. Thereafter, the holder may look only to us for such payment.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

Unless otherwise indicated in a prospectus supplement, the debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our property or capital stock or that of any subsidiary, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;

•	the successor entity assumes our obligations on the debt securities and under the indentures;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Events of Default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(1)	we fail to pay principal of or any premium on any debt security of that series when due;

(2)	we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

(3)	we fail to deposit any sinking fund payment when due;

(4)	we fail to perform any other covenant in the indenture and such failure continues for a specified duration after we are given the notice required in the indentures; and

(5)	certain events including our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least a 25% aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated debt securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures without the consent of the holders, for certain purposes including, but not limited to:

•	providing for our successor to assume the covenants under the indenture;

•	adding covenants or events of default for the benefit of the holders;

•	making certain changes to facilitate the issuance of the securities;

•	securing the securities;

•	providing for a successor trustee or additional trustees;

•	curing any defects, ambiguities or inconsistencies, provided that such modification or amendment shall not materially and adversely affect the holders;

•	providing for guaranties of, or additional obligors on, the securities;

•	permitting or facilitating the defeasance and discharge of the securities; and

•	other changes specified in the indenture.

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•	reduce the principal, premium, if any, or interest on any debt security;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit sufficient funds with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Unless we indicate otherwise in a prospectus supplement, each indenture will contain a provision that permits us to elect either or both of the following:

•

We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•

We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we would need to deposit in trust with the trustee sufficient funds to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•

direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

Unless we indicate otherwise in a prospectus supplement, the indentures and the debt securities will be governed by, and construed under, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

No Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. Unless we indicate otherwise in a prospectus supplement, the indentures will provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

The indentures will limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities because of an event of default, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

We will be required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under “Satisfaction and discharge; defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

Senior debt securities will constitute senior debt under the subordinated indenture. Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are global securities, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security which represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms. Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. We will specify the depository for global securities issued under this prospectus in the applicable prospectus supplement.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security. If securities are issued only as a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities;

•	An investor may not be able to sell interests in the securities to certain institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•

The depositary may require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. A global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within a specified time period after we receive notice or become aware of such condition;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•

if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived and we have received a request from the depositary for the discontinuance of securities in global form.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

Pursuant to General Instruction I.B.6 of Form S-3, we are permitted to utilize the registration statement of which this prospectus forms a part to sell a maximum amount of securities equal to one-third (33.33%) of the aggregate market value of the outstanding voting and non-voting common equity held by our non-affiliates in any 12 month period. We may, from time to time, offer the securities registered hereby up to this maximum amount.

We may sell the securities to be offered by this prospectus in one or more of the following ways from time to time

•	through agents to the public or to investors;

•	through underwriting syndicates represented by one or more managing underwriters;

•	to underwriters or dealers for resale to the public or to investors;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to investors; or

•	through a combination of any of these methods.

We will set forth in a prospectus supplement the terms of the offering of the securities, including

•	the name or names of any agents, dealers or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which any class or series of securities may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices determined as the prospectus supplement specifies.

Agents

We may designate agents who agree to use their reasonable or best efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

Underwriters or Dealers

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses. All participating underwriters, dealers and agents will be registered broker-dealers or associated persons of registered broker-dealers. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Trading Markets and Listing of Common Stock

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is quoted on the Nasdaq Capital Market under the trading symbol “ADAT.” We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

Indemnification

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

General

Financial Industry Regulatory Authority Rule 5110 requires FINRA members firms (unless an exemption applies) to satisfy the filing requirements of Rule 5110 in connection with the sale of the securities included in this Registration Statement on a principal or agency basis. FINRA Notice to Members 88-101 states that in the event any securities are to be sold under this prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

•	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•	the complete details of how the securities are and will be held, including location of the particular accounts;

•

whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the Company, including details regarding any such transactions; and

•

in the event any of the securities offered by us under this prospectus are sold, transferred, assigned or hypothecated by us in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

Further, no FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the sale of the securities by the Company under this prospectus, which total compensation may not exceed 8%.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus has been passed upon by Becker & Poliakoff, LLP, New York, New York. A partner of this law firm serves as our corporate secretary and was granted options to purchase 75,000 shares of our common stock.

EXPERTS

The consolidated financial statements of Authentidate Holding Corp. appearing in Authentidate Holding Corp.’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, have been audited by Eisner LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents filed with the Commission are incorporated by reference in this prospectus:

•

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, filed on September 24, 2009, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	Our Current Reports, on Form 8-K (other than information contained in Current Reports on Form 8-K that is furnished, but not filed) filed on August 11, 2009 and September 23, 2009; and

•	A description of our common stock contained in our registration statement on Form 8-A filed April 17, 2000.

We are also incorporating by reference any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K which is not deemed to be filed and not incorporated by reference herein.

You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Authentidate Holding Corp.

Connell Corporate Center

300 Connell Drive, 5th Floor,

Berkeley Heights, New Jersey

(908) 787-1700

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or website. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, along with the registration statement, including the exhibits and schedules thereto, may be inspected at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Copies of such material can be obtained from the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

We make available, free of charge, through our investor relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is http://www.authentidate.com. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

5,875,004 Shares of Common Stock

2,937,502 Shares of Common Stock Issuable Upon Exercise of Warrants

AUTHENTIDATE HOLDING CORP.

Prospectus Supplement

Rodman & Renshaw, LLC

October 7, 2011